UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Dick’s Sporting Goods, Inc.
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DICK'S
SPORTING GOODS

2022 Notice of Annual Meeting of Stockholders and Proxy Statement

EVERY SEASON STARTS AT
DICK'S SPORTING GOODS

We believe sports make people BETTER.
We create CONFIDENCE and
EXCITEMENT by personally equipping
all athletes to achieve their dreams.
We create an inclusive environment
where passionate, skilled and diverse
TEAMMATES thrive.
We create and build leading brands
that serve and inspire ATHLETES.
We make a lasting impact on
COMMUNITIES through sport.
We deliver SHAREHOLDER
value through growth and
relentless improvement.

Notice of Annual Meeting
of Stockholders

DATE AND TIME	PLACE	RECORD DATE

Wednesday, June 15, 2022 7:30 AM Eastern Time	Via the Internet, at http://www.virtualshareholdermeeting.com/DKS2022
All holders of record of shares of the Company’s common stock and Class B common stock at the close of business on April 18, 2022 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose relevant to the meeting, at 345 Court Street, Coraopolis, PA 15108 beginning on June 3, 2022.

Voting Matters

		Board’s Recommendation	Page Reference
1	Election of seven (7) directors, each for a term that expires in 2023.	“FOR” each director nominee	Page 8
2	Non-binding advisory vote to approve compensation of named executive officers for 2021, as disclosed in these materials.	“FOR”	Page 22
3	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2022.	“FOR”	Page 47
4	Any other matters that properly come before the meeting.

We are holding our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) exclusively by remote communication (i.e., a virtual meeting format).
You will be able to attend the Annual Meeting via the Internet, vote your shares electronically and submit questions online during the Annual Meeting by logging into the website listed above using your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. We recommend you access the Annual Meeting prior to its start time so you have sufficient time to check in before the meeting starts.
By order of the Board of Directors,
Edward W. Stack
Executive Chairman

VOTING YOUR SHARES
Your vote is important! Please act as soon as possible to vote your shares, even if you plan to attend the Annual Meeting virtually. If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented during the meeting unless you have given your broker specific instructions to do so. Stockholders of record can vote by:

TELEPHONE 1-800-690-6903
INTERNET www.proxyvote.com/dks
MAIL Return the signed proxy card
VOTING ONLINE During the Annual Meeting

2022 Proxy Statement	3

Table of Contents

5	2021 Performance Highlights
6	Proxy Statement Summary
6	Item 1: Election of Directors
7	Item 2: Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers
7	Item 3: Ratification of Independent Registered Public Accounting Firm

8	Corporate Governance

8	Item 1: Election of Directors

8	Board Composition
17	Board and Committee Structure
20	Key Areas of Board Oversight
21	Director Compensation
22	Executive Compensation

22	Item 2: Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers
23	Compensation Discussion and Analysis

23	Executive Summary
25	Principal Elements of Our 2021 Executive Compensation
31	Compensation-Setting Process
36	Compensation Tables
45	Compensation Committee Report
46	CEO Pay Ratio

47	Item 3: Ratification of Independent Registered Public Accounting Firm

47	Report of the Audit Committee
48	Audit and Non-Audit Fees and Independent Public Accountants
48	Pre-Approval Policies and Procedures

49	Transactions with Related Persons

50	Other Information

54	About the Meeting

57	Appendix A
ATTEND THE VIRTUAL ANNUAL MEETING
You may attend the virtual Annual Meeting, vote your shares electronically, and submit questions during the Annual Meeting by logging in to the website listed below using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend you access the Annual Meeting prior to its start time so you have sufficient time to check in before the meeting starts.
It is anticipated that the Notice will first be sent to stockholders and that this proxy statement and the form of proxy relating to our 2022 Annual Meeting will first be made available to stockholders, on or about May 6, 2022. In accordance with SEC rules, the website www.proxyvote.com/dks provides complete anonymity with respect to the stockholders accessing the website.

LOGISTICS
■Attend the Annual Meeting online, including to vote and/or submit questions, at http://www.virtualshareholdermeeting.com/DKS2022
■The Annual Meeting will begin at approximately 7:30 a.m. Eastern Time, with registration opening at 7:15 a.m., on Wednesday, June 15, 2022

ASK A QUESTION
■You may submit questions for the meeting in advance at http://www.proxyvote.com/dks
■You may submit live questions during the meeting at http://www.virtualshareholdermeeting.com/DKS2022
■A response to each relevant question will be posted on our website if we do not answer your question during the meeting

UNABLE TO ATTEND THE ANNUAL MEETING?
■A replay of the Annual Meeting will be available on our Investor Relations website at http://investors.dicks.com
■Responses to relevant questions received before and during the Annual Meeting will also be available at the same website

4	DICK’S Sporting Goods, Inc.

2021 Performance Highlights

STRONGEST FULL YEAR IN COMPANY’S HISTORY				FURTHER STRENGTHENED FINANCIAL POSITION

DILUTED EARNINGS PER SHARE	NON-GAAP DILUTED EARNINGS PER SHARE*	$12.29B	26.5%	Completed long-term investment grade debt transaction, raising $1.5B
		IN NET SALES	increase in consolidated same store sales on top of a 9.9% increase last year
▲ 142%	▲ 157%

		$1.99B	16.22%	Ending cash balance of ~$2.64B
		+180.2% YoY GAAP EBT	+879 bps YoY GAAP EBT MARGIN

		$2.03B	16.47%	No outstanding borrowings on $1.6B revolving credit facility
		+176.2% NON-GAAP EBT*	+882 bps YoY NON-GAAP EBT MARGIN*

		$1.8B
		returned to shareholders through share repurchases and dividends

INDUSTRY-LEADING OMNI-CHANNEL EXPERIENCE

42%	20M+	NATIONAL FOOTPRINT: OUR STORES ARE THE HUB OF OUR OMNI-CHANNEL EXPERIENCE
Increase in Brick-and-Mortar store comps	active scorecard loyalty members, who generated over 70% of sales

861 TOTAL STORES IN 47 STATES
21%	140M+

ecommerce sales penetration (up from 16% in 2019)	Total athletes in database
730 DICK’S SPORTING GOODS STORES

~70%	50%+

131 SPECIALTY CONCEPT STORES
of online sales fulfilled by stores	Mobile penetration of eCommerce Sales

8M
NEARLY TWO-THIRDS OF U.S. POPULATION CAPTURED BY OUR STORE TRADE AREAS

new athletes joined the DICK’S Sporting Goods Ecosystem

*    Represents a non-GAAP financial measure. See Appendix A for the GAAP to non-GAAP reconciliations and related information.

2022 Proxy Statement	5

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. You should read this entire proxy statement and our Annual Report on Form 10-K before voting.

ITEM 1	Election of Directors The Board recommends a vote FOR each director nominee.
See page 8

Name and Principal Occupation	Independent	Age	Director Since	Committee Membership
				AC	CC	GNC

Mark J. Barrenechea Chief Executive Officer and Chief Technology Officer OpenText Corp.		57	2014

Emanuel Chirico Retired Chairman and Chief Executive Officer PVH Corp.		64	2003

William J. Colombo Vice Chairman DICK’S Sporting Goods, Inc.		66	2002

Anne Fink President, Global Foodservice PepsiCo, Inc.		58	2019

Sandeep Mathrani Chairman and Chief Executive Officer WeWork Inc.		59	2020

Desiree Ralls-Morrison Executive Vice President, General Counsel and Corporate Secretary McDonald’s Corporation		55	2020

Larry D. Stone Retired President and Chief Operating Officer Lowe’s Companies, Inc.		70	2007

Edward W. Stack Executive Chairman DICK’S Sporting Goods, Inc.		67	1984

Larry Fitzgerald, Jr. Professional Athlete National Football League		38	2020

Lauren R. Hobart President & Chief Executive Officer DICK’S Sporting Goods, Inc.		53	2018

Lawrence J. Schorr Retired Chief Executive Officer Simona America Group, Simona AG		68	1985

Key to Committees
AC	Audit Committee	GNC	Governance & Nominating Committee	Member
CC	Compensation Committee	F	Financial Expert	Chairperson

6	DICK’S Sporting Goods, Inc.

Proxy Statement Summary

ITEM 2	Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers The Board recommends a vote FOR this proposal.
See page 22

To fulfill the mission and purpose of DICK’S Sporting Goods, our executive management team remains focused on helping us continue as a leading omni-channel sporting goods retailer in a highly competitive, consumer-driven marketplace. Our executive compensation structure is designed to attract, motivate, reward and retain executives through a combination of fixed and variable compensation elements, including performance-based elements and time-vested equity awards. Our aggregate compensation program rewards the achievement of financial, operational and strategic goals over measurement periods of varying lengths, which creates balanced incentives for our named executive officers that encourage them to grow the Company in a disciplined, focused manner with a view toward long-term success and that align the interest of executives with those of stockholders.

Executive Chairman Pay Allocation	CEO Pay Allocation	Other NEO Pay Allocation

Base Salary	Short-Term Incentive Award	Performance Shares	Restricted Stock Award
Amounts may not add due to rounding.
The mix of pay elements is crafted to motivate our executives to drive the Company to develop and evolve by offering both short-term and long-term performance-based incentive awards, including both time- and performance-based stock, each of which aligns the interests of our executives with our stockholders and encourages focus on longer-term growth. As illustrated above, a considerable portion of the compensation payable to our named executive officers is "pay-at-risk."

ITEM 3	Ratification of Independent Registered Public Accounting Firm The Board recommends a vote FOR this proposal.
See page 47

The Board of Directors believes the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.

2022 Proxy Statement	7

Corporate Governance

Item 1:	Election of Directors

In 2021, our stockholders voted to approve changes to our Amended and Restated Certificate of Incorporation, as amended (our “Charter”) to declassify our Board and move to one-year terms, with such transition period ending in 2023. As a result, the current term of office for our Class B directors expires at the 2022 Annual Meeting and the term for our Class C directors expires at the 2023 Annual Meeting. The directors previously designated as Class A directors now have terms that expire annually.
Upon recommendation by the Governance and Nominating Committee, the Board proposes that the following nominees, Mark Barrenechea, Emanuel Chirico and Anne Fink, each of whom were previously Class B directors, as well as William J. Colombo, Sandeep Mathrani, Desiree Ralls-Morrison and Larry D. Stone, each of whom were previously Class A directors, be elected for new one-year terms expiring at the 2023 Annual Meeting or until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The Board recommends a vote FOR each director nominee.

Board Composition
Our Board reflects a diversity of background and experience in varying substantive areas relevant to our operations and industry. The following summarizes certain aspects of the Board’s current composition:

Gender Diversity	Racial/Ethnic Diversity	Tenure	Age	Independence

Director Skills and Qualifications
Our Board believes that the nominees and continuing members of the Board collectively possess the knowledge, skills and unique perspectives needed to successfully guide our Company toward continued sustainable growth. This includes possessing broad-based business knowledge, outstanding achievement in his or her professional career, commitment to ethical values, executive leadership, and meeting the Company’s articulated director qualifications, including independence, accountability, integrity, sound judgment in areas relevant to the Company’s businesses, and diversity of background (including, but not limited to, race, origin, age and gender). In addition, our nominees and directors have demonstrated experience and expertise in a number of different substantive areas relevant to the Company, such as sporting goods and apparel; retail operations; eCommerce; marketing and brand management; strategic planning; supply chain; human capital management; real estate; risk management; legal, compliance, and regulatory matters; mergers and acquisitions; environmental, social, and governance issues (ESG); and philanthropy.

8	DICK’S Sporting Goods, Inc.

Corporate Governance
Directors Standing for Election

Mark J. Barrenechea, 57 IND
QUALIFICATIONS

Mr. Barrenechea has over 30 years of experience in the technology industry, both in software management and server manufacturing, and brings insight regarding eCommerce and technology to the Board. Mr. Barrenechea also brings expertise to the Board from his executive and board leadership positions with various public and private companies, including experience with corporate strategy, corporate acquisitions and global operations. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

Director Since: 2014
COMMITTEES:
Audit (Chair)
OTHER
PUBLIC COMPANY DIRECTORSHIPS:
OpenText Corporation
FORMER PUBLIC COMPANY DIRECTORSHIPS:
Avery Dennison
Corporation
Hamilton
Insurance Group
Silicon
Graphics International
Corporation

CAREER HIGHLIGHTS

OpenText Corporation, an information management software products company (Nasdaq)
■Chief Executive Officer (2012 - present)
■Chief Technology Officer (2016 - present)
Silicon Graphics International Corporation, a global leader in high performance computing (Nasdaq)
■President and Chief Executive Officer (2007 - 2012)
CA Inc., an enterprise information technology management company (Nasdaq) (formerly Computer Associates International, Inc.)
■Executive Vice President, Chief Technology Officer (2003 - 2006)
Oracle Corporation, an enterprise software and corporate hardware products and services company (Nasdaq)
■Senior Vice President of Application Development (1997 - 2003)

Emanuel Chirico, 64 IND
QUALIFICATIONS

Mr. Chirico brings extensive knowledge of the retail industry to our Board along with a deep understanding of the financial, operational and strategic domestic and international issues that face global wholesale and retail companies, gained through his experience as Chairman and Chief Executive Officer of PVH Corp., a major global apparel company that operates a portfolio of brands including Calvin Klein and Tommy Hilfiger. Mr. Chirico also contributes significant corporate finance, financial reporting and accounting expertise gained as a result of his experience with a large public accounting firm and in his prior role as Chief Financial Officer of PVH Corp. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

Director Since: 2003 COMMITTEES: Audit OTHER PUBLIC COMPANY DIRECTORSHIPS: Conagra Brands, Inc. FORMER PUBLIC COMPANY DIRECTORSHIPS: PVH Corp.
CAREER HIGHLIGHTS

PVH Corp., a wholesale and retail apparel company (NYSE)
■Chairman of the Board (2007 - 2021)
■Chief Executive Officer (2006 - 2021)
■President and Chief Operating Officer (2005 - 2007)
■Executive Vice President and Chief Financial Officer (1999 - 2005)
■Controller (1993 - 1999)

2022 Proxy Statement	9

Corporate Governance

Anne Fink, 58 IND
QUALIFICATIONS

Ms. Fink brings valuable operational experience gained through her positions held at PepsiCo, Inc., in which she leads the restaurant, hotels, business & industry, college & university, and sports & entertainment channels. She also brings leadership skills developed in the President and Chief Operating Officer roles, and expertise in sales, marketing, strategy and operations, to the Board. These experiences and skills have led the Board to conclude that she should continue to serve as a director of the Company.

Director Since: 2019 COMMITTEES: Audit
CAREER HIGHLIGHTS

PepsiCo, Inc., a global food and beverage company (Nasdaq)
■President, Global Foodservice (2016 - present)
■Chief Operating Officer, Foodservice (2014 - 2016)
■Chief Commercial Officer, Retail Channels (2011 - 2014)
■Senior Vice President, Retail (2008 - 2011)

William J. Colombo, 66 IND
VICE CHAIRMAN
QUALIFICATIONS
Mr. Colombo brings more than 40 years of retail experience and insight to the Board, including expertise in operations, marketing and strategy. The Company continues to value his more than 30 years of Company-specific experience. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.
Director Since: 2002 COMMITTEES: Compensation; Governance & Nominating FORMER PUBLIC COMPANY DIRECTORSHIPS: Gibraltar Industries
CAREER HIGHLIGHTS

DICK’S Sporting Goods, Inc. (NYSE) (Retired)
■Interim Chief Marketing Officer (2010 - 2011)
■President & Chief Operating Officer (2002 - 2008)
■Executive Vice President & Chief Operating Officer (2000 - 2002)
■President dsports.com LLC (1998 - 2000)
■Executive Vice President & Chief Operating Officer (1995 - 1998)
■Various Leadership Roles (1988 - 1995)
J.C.Penney Company, a retail company (NYSE)
■Various Field & District Positions (1977 - 1988)

10	DICK’S Sporting Goods, Inc.

Corporate Governance

Sandeep Mathrani, 59 IND
QUALIFICATIONS

Mr. Mathrani adds significant experience as a real estate industry veteran with over 30 years of experience as a result of his executive role at WeWork and his prior positions with other companies in the real estate industry. Additionally, Mr. Mathrani also provides a diverse viewpoint and valuable corporate governance, management, operational and strategic expertise to the Board through his experience as an executive officer and a public company board member. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

Director Since: 2020

COMMITTEES:
Audit
OTHER
PUBLIC COMPANY
DIRECTORSHIPS:
WeWork; Tanger Factory Outlet Centers, Inc.; Bowlero Corporation
FORMER PUBLIC COMPANY DIRECTORSHIPS:
Brookfield Properties Reit, Inc.; General Growth Properties, Inc.; Host Hotels & Resorts, Inc.

CAREER HIGHLIGHTS

WeWork, a commercial real estate company (NYSE)
■Chairman (2022 - present)
■Chief Executive Officer (2020 - present)
Brookfield Properties Reit, Inc., a commercial real estate company (Nasdaq)
■Chief Executive Officer (2018 - 2020)
General Growth Properties, Inc., a former commercial real estate company
■Chief Executive Officer (2010 - 2018)

Desiree Ralls-Morrison, 55 IND
QUALIFICATIONS

Ms. Ralls-Morrison brings significant corporate governance expertise as a result of her roles at McDonald’s Corporation, Boston Scientific and Boehringer Ingelheim. Additionally, Ms. Ralls-Morrison provides a diverse perspective and lends additional expertise to the Board through her experiences as a board member of The Partnership, Inc., and a founding member of The New Commonwealth Racial Equality and Social Justice Fund in Massachusetts. These experiences and skills have led the Board to conclude that she should continue to serve as a director of the Company.

Director Since: 2020 COMMITTEES: Compensation; Governance & Nominating
CAREER HIGHLIGHTS

McDonald’s Corporation, a global food services company (NYSE)
■Executive Vice President, General Counsel and Corporate Secretary (2021 - present)
Boston Scientific Corporation, a medical device manufacturer (NYSE)
■Senior Vice President, General Counsel and Corporate Secretary (2017 - 2021)
Boehringer Ingelheim, a private pharmaceutical company
■General Counsel, US (2013 - 2017)
Johnson & Johnson, a global consumer healthcare company (NYSE)
■General Counsel, Consumer (2012 - 2013)
■Assistant General Counsel (2010 - 2012)

2022 Proxy Statement	11

Corporate Governance

Larry D. Stone, 70 IND
QUALIFICATIONS

Mr. Stone brings considerable retail experience gained through his positions at Lowe’s Companies, Inc., combined with the leadership skills developed as its President and Chief Operating Officer and his expertise in real estate, store operations, eCommerce, brand management, marketing and strategic finance, to the Board. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

Director Since: 2007 COMMITTEES: Compensation (Chair); Governance & Nominating FORMER PUBLIC COMPANY DIRECTORSHIPS: At Home Group, Inc.	CAREER HIGHLIGHTS

Lowe’s Companies, Inc., a home improvement retailer (NYSE) (Retired)
■President & Chief Operating Officer (2006 - 2011)
■Senior Executive Vice President, Merchandising/Marketing (2005 - 2006)
■Senior Executive Vice President, Store Operations (2003 - 2005)
■Executive Vice President, Store Operations (2001 - 2003)

Continuing Directors

Edward W. Stack, 67
EXECUTIVE CHAIRMAN
QUALIFICATIONS
During Mr. Stack’s tenure as the Company’s Chairman and Chief Executive Officer, he led the Company’s sustained growth from a two-store chain to a multi-banner chain with over 800 stores and an eCommerce business. He now serves as the Company’s Executive Chairman and oversees the Company’s merchandising and real estate function and leads the Company’s strategic growth initiatives. Mr. Stack’s history with the Company, his extensive industry and retail experience and his expertise in corporate strategy, development and execution have led the Company to its current success.
Director Since: 1984 Class: C FORMER PUBLIC COMPANY DIRECTORSHIPS: Key Corp
CAREER HIGHLIGHTS
DICK’S Sporting Goods, Inc. (NYSE) ■Executive Chairman (2021 - present) ■Chairman and Chief Executive Officer (1984 - 2021)

12	DICK’S Sporting Goods, Inc.

Corporate Governance

Larry Fitzgerald, Jr., 38 IND
QUALIFICATIONS

Mr. Fitzgerald brings a unique business perspective to the Board through his experience leading the Larry Fitzgerald First Down Fund, which supports children and families in need with a focus on promoting literacy and technology skills, as well as efforts to prevent and cure breast cancer. As an active member of the sports and business communities, Mr. Fitzgerald adds management and operational experience gained through his ownership stake in the NBA’s Phoenix Suns and other investment activities.

Director Since: 2020 Class: C COMMITTEES: Compensation; Governance & Nominating
CAREER HIGHLIGHTS
Arizona Cardinals, a National Football League organization ■Professional Athlete (2004 - 2021)

Lauren R. Hobart, 53
QUALIFICATIONS

As the Company’s President and Chief Executive Officer, Ms. Hobart provides the Board with insight into the Company’s business operations, opportunities and challenges. In her time with the Company, she initiated the transformation to become a more digitally focused and customer-centric omni-channel business and launched the CALIA brand. In addition to her expertise in marketing and strategic planning and her insight into consumer needs and marketplace trends, Ms. Hobart brings her understanding of the day-to-day operations of the Company and the unique issues facing the Company and the retail industry to our Board.

Director Since: 2018 Class: C OTHER PUBLIC COMPANY DIRECTORSHIPS: YUM! Brands, Inc. FORMER PUBLIC COMPANY DIRECTORSHIPS: Sonic Corp
CAREER HIGHLIGHTS

DICK’S Sporting Goods, Inc. (NYSE)
■President & Chief Executive Officer (2021 - present)
■President (2017 - 2021)
■Executive Vice President, Chief Customer & Digital Officer (2017)
■Executive Vice President, Chief Marketing Officer & Chelsea Collective General Manager
(2015 - 2017)
■Senior Vice President, Chief Marketing Officer (2011 - 2015)
PepsiCo, Inc., a global food and beverage company (Nasdaq)
■Chief Marketing Officer, Carbonated Soft Drinks (2009 - 2011)
■Senior Marketing Leadership, Strategic Planning & Finance Roles (1997 - 2009)
Wells Fargo & Co, a financial services provider (NYSE) (1993 - 1995)
■Senior Relationship Manager, Corporate Banking Division
JP Morgan Chase & Co., a financial holding company (NYSE) (1990 - 1993)
■Asset Based Lending Credit Analyst & Account Manager

2022 Proxy Statement	13

Corporate Governance

Lawrence J. Schorr, 68 IND
LEAD DIRECTOR
QUALIFICATIONS
In addition to Mr. Schorr’s legal experience, he brings demonstrated leadership skills to the Board as the past Chief Executive Officer of SIMONA AMERICA GROUP, and as the former managing partner of a law firm. Mr. Schorr has over 30 years of knowledge of the Company from serving as a member of the Board during the Company’s expansion from a two-store chain to a multi-banner retailer with over 800 stores and an eCommerce business.
Director Since: 1985 Class: C COMMITTEES: Compensation, Governance & Nominating (Chair)
CAREER HIGHLIGHTS

SIMONA AMERICA GROUP, the North American operations of SIMONA AG, a German manufacturing company (General Standard segment of the Frankfurt Stock Exchange) (Retired)
■Chief Executive Officer (2014 - 2020)
Boltaron Performance Products, a privately owned plastics manufacturing company that was acquired by SIMONA AG
■Chief Executive Officer (2004 - 2014)
RRT-Recycle America, a subsidiary of WMX Technologies, Inc.
■President (1992 - 1995)
Resource Recycling Technologies, Inc., a solid waste material management company (American Stock Exchange)
■President (1988 - 1992)
Levene, Gouldin and Thompson LLP
■Partner and Managing Partner (1981 - 1988; 2001 - 2008)

14	DICK’S Sporting Goods, Inc.

Corporate Governance
Director Nomination Process
Annual Assessment of Size, Composition and Structure
Members of our Governance & Nominating Committee annually review and evaluate policies and practices with respect to the size, composition and functions of the Board. To appropriately evaluate and continue to improve the effectiveness of the Board, our directors annually undertake an evaluation of the Board’s performance and the performance of its standing committees, which process is also overseen by the Governance & Nominating Committee.

BOARD ASSESSMENT

Board evaluation, which takes the form of an anonymous questionnaire, elicits information used to improve Board and committee effectiveness and assess the size and composition of the Board.
Feedback received from Board evaluations is discussed during Board and committee meetings.

INDIVIDUAL SELF-EVALUATION AND INTERVIEWS

Non-employee directors considered for re-nomination at the upcoming Annual Meeting who have served at least one year on the Board complete individual self-evaluations of their performance and contributions to the Board and the committees on which they serve.
Self-evaluation assessments are followed by one-on-one interviews conducted by the chair of the Governance & Nominating Committee.
The self-evaluations and interviews are discussed with the Executive Chairman and the results included amongst the considerations of the director re-nomination process.

Mandatory Retirement Policy
Our Corporate Governance Guidelines provide that non-management directors must submit their resignation to the Governance & Nominating Committee upon reaching the age of 72. The effectiveness of the resignation, which will be determined by the Board upon recommendation by the Governance & Nominating Committee, will take place on or before the expiration of the director’s current term. The Board, upon recommendation by the Governance & Nominating Committee, may also choose to reject a director’s proposed resignation.
Identification and Consideration of New Nominees
■The Governance & Nominating Committee will consider director candidates properly submitted by our stockholders. For more information, see “Advance Notice Procedures” at the end of this proxy statement.
■The Governance & Nominating Committee will take other steps necessary to evaluate a prospective nominee, including, if warranted, interviews of the prospective nominee by one or more Governance & Nominating Committee or Board members.
■After completing this evaluation and other steps of the process, the Governance & Nominating Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board.
■The Board then determines the nominees after considering the recommendations and report of the Governance & Nominating Committee.

2022 Proxy Statement	15

Corporate Governance
Stockholder Nominations
If a stockholder submits a nominee for election, the Governance & Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Governance & Nominating Committee with the prospective candidate’s recommendation, as well as the Governance & Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the prospective nominee will satisfy the evaluation factors described above. If the Governance & Nominating Committee determines, in consultation with the Lead Director and other Board members as appropriate, that additional consideration is warranted, it may request that additional information be gathered about the prospective nominee’s background and experience and that a report be prepared, and may utilize a third-party search firm to assist in such a process. The Governance & Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, as outlined above, all in the context of an assessment of the perceived needs of the Board at that point in time.
Board Independence
Pursuant to our Corporate Governance Guidelines, which meet the listing standards adopted by the New York Stock Exchange (“NYSE”) and are available on the Investor Relations portion of our website (http://investors.dicks.com), the Board undertook its annual review of existing director and director nominee independence on March 16, 2022. During this review, the Board considered transactions and relationships between each current director or nominee for director and the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company), including (i) the relationship between the Company and PVH Corp., one of our vendors, for which Mr. Chirico served as Chairman of the Board until his retirement effective December 31, 2021; (ii) the relationship between the Company and OpenText Corporation, one of our technology service providers, for which Mr. Barrenechea serves as Chief Executive Officer and Chief Technology Officer; (iii) the relationship between the Company and Avery Dennison Corporation, one of our suppliers of office supplies, for which Mr. Barrenechea has served as a member of the board of directors (Mr. Barrenechea has decided not to stand for reelection to the board of Avery Dennison Corporation in 2022); (iv) the relationship between the Company and PepsiCo, Inc., a global foodservice provider and one of our vendors, for which Ms. Fink serves as President, Global Foodservice; (v) the relationship between the Company and Tanger Factory Outlets, Inc., a landlord for one of our store locations, for which Mr. Mathrani serves on the board of directors; (vi) a charitable event funded by Mr. Fitzgerald and held at one of the Company’s stores; and (vii) Mr. Colombo’s role as trustee of trusts that hold Class B common shares for the benefit of Mr. Stack’s children and his non-leadership position in one of Mr. Stack’s charitable projects. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements under our Corporate Governance Guidelines and as implemented by the NYSE.
As a result of the review, the Board affirmatively determined that all non-employee directors presently serving, including those nominated for re-election, are independent in accordance with the standards set forth in our Corporate Governance Guidelines and independence requirements implemented by the NYSE.

16	DICK’S Sporting Goods, Inc.

Corporate Governance
Board and Committee Structure
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board may elect its Chair and the Company’s Chief Executive Officer in the manner the Board considers in the best interests of the Company at any given point in time. Furthermore, these positions may be filled by one or two individuals. The Board maintains the flexibility to determine the leadership structure that serves the best interests of the Company and its stockholders and has not adopted a formal policy on separation of the Chair and Chief Executive Officer roles. Beginning in 2021, the roles of Board Chair and Chief Executive Officer of the Company were separated into two separate positions, with Mr. Stack serving as the Board’s Executive Chairman and Ms. Hobart serving as the Company’s President & Chief Executive Officer.
The Board believes that Mr. Stack’s continued service as Executive Chairman is in the best interests of the Company and its stockholders to allow for a successful transition of leadership. Mr. Stack began operating the Company in 1984 and possesses detailed and in-depth knowledge of the retail business and the issues, opportunities, and challenges facing the Company. Consequently, he is uniquely positioned to support the Chief Executive Officer and other senior management of the Company, while continuing to provide leadership to the Board.
Our Corporate Governance Guidelines also provide that when the Board’s Chair is not an independent director, the Board will designate a presiding non-employee director, or Lead Director, position. Lawrence J. Schorr has served as the Lead Director since March 2012, and in that role provides leadership and direction to the Company’s independent directors and presides over executive sessions of the Board.
Board Committees
The Board has standing Audit, Compensation and Governance & Nominating Committees. Furthermore, the Board may from time to time establish additional committees for specific purposes.
Each member of our three standing committees meets the requirements for independence under the listing standards of the NYSE, regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”) and the Company's Corporate Governance Guidelines, as applicable. The charters for these committees are available on the Investor Relations portion of our website (http://investors.dicks.com).

Audit Committee
2021 Meetings: 9

Members:
Mark J. Barrenechea* (Chair), Emanuel Chirico*, Anne Fink, Sandeep Mathrani*

ROLES AND RESPONSIBILITIES:
Primary committee functions include:
■Overseeing the integrity of the audit process, financial reporting and internal accounting controls of the Company
■Overseeing the work of the Company’s financial management team, the Company’s internal auditors and any registered public accounting firm employed by the Company
■Overseeing management’s development of, and adherence to, a sound system of internal accounting and financial controls
■Ensuring that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls
■Ensuring that an open avenue of communication exists between the Company’s outside auditors, internal auditors and the Board
■Overseeing management’s development of, and adherence to, guidelines and procedures for risk management and compliance
* Audit Committee Financial Expert within the meaning of SEC regulations

2022 Proxy Statement	17

Corporate Governance

Governance & Nominating Committee
2021 Meetings: 4

Members:
Lawrence J. Schorr (Chair), William J. Colombo, Larry Fitzgerald, Jr., Desiree Ralls-Morrison, Larry D. Stone

ROLES AND RESPONSIBILITIES:
Primary committee functions include:
■Providing oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our corporate governance
■Reviewing and evaluating policies and practices with respect to the size, composition and functions of the Board
■Evaluating the qualifications of candidates for election as directors, and recommending such candidates to the full Board
■Advising in connection with management succession planning
■Overseeing annual self-evaluations by the Board, its committees and each of our Executive Chairman and President & Chief Executive Officer

Compensation Committee
2021 Meetings: 5

Members:
Larry D. Stone (Chair), William J. Colombo, Larry Fitzgerald, Jr., Desiree Ralls-Morrison, Lawrence J. Schorr

ROLES AND RESPONSIBILITIES:
Primary committee functions include:
■Recommending an overall executive compensation design for the Company
■Discharging the Board’s responsibilities relating to compensation of the officers and directors of the Company
■Reviewing officer compensation recommendations provided by our Executive Chairman, President & CEO, and Chief People and Purpose Officer
■Monitoring and serving as administrator of our Amended and Restated 2012 Stock and Incentive Plan, and approving annual grants of equity and performance-based awards under the plan to executive officers

Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Messrs. Colombo, Fitzgerald, Schorr, Stone and Ms. Ralls-Morrison. None of Messrs. Fitzgerald, Schorr, Stone or Ms. Ralls-Morrison has ever been an officer or employee of ours or any of our subsidiaries. Mr. Colombo served as an officer and employee of the Company in various roles from 1988 until 2011, including serving as Chief Operating Officer and Executive Vice President from 1995 to 1998, President of dsports.com LLC, our then eCommerce subsidiary from 1998 to 2000, President and Chief Operating Officer from 2002 until 2008, and interim Chief Marketing Officer from September 2010 until February 2011.
None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

18	DICK’S Sporting Goods, Inc.

Corporate Governance
Meetings and Attendance
During fiscal 2021, the Board met eight (8) times. Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2021 for the period in which they served as director.
The independent directors conduct regular executive sessions in addition to providing feedback during the course of Board meetings.
The Board strongly encourages its continuing members to attend the Annual Meeting of Stockholders. The Company currently expects that all of its directors will be present during the online 2022 Annual Meeting. All of the then-current members of the Board were in attendance at the 2021 Annual Meeting of Stockholders, which was held virtually.
Director Development and Engagement
The Board has an orientation and onboarding program for new Directors and provides continuing education opportunities for all Directors.

New Director Orientation
The Company’s new director orientation program (which is also available to current directors) is tailored to the needs of each new Director, depending on his or her existing areas of expertise and experience. Materials provided to new Directors include information on the Company’s vision and strategic direction, financial matters, principal operating businesses, corporate governance practices, Code of Business Conduct, and other key policies and practices. The onboarding process includes a series of one-on-one meetings with members of senior management and their staff for briefings. New Directors are also invited to tour the Company’s lab store where it tests new presentations and showcases inventory for upcoming seasons.

Continuing Director Education
We provide each board member with a membership to the National Association of Corporate Directors (NACD) where directors may access education programs relevant to their needs or interests. We also cover the cost for any Director who wishes to attend programs and seminars outside of their NACD membership on topics relevant to their service as Directors. From time to time, members of management also present to the Board or it committees on new developments in areas relevant to the Company. Furthermore, CEOs and other executive leaders from companies with which we have strategic relationships are invited to present to the Board to discuss their company, the industry and their relationship with the Company. We also schedule visits to Company stores so Directors can better understand how we run our business.

2022 Proxy Statement	19

Corporate Governance
Key Areas of Board Oversight
Strategic Oversight

The Board actively oversees the Company’s long-term business strategy to ensure that we are positioned to fulfill our mission to create an inclusive environment, build leading brands that serve and inspire athletes, deliver shareholder value through growth and relentless improvement, and make a lasting impact on communities through sport. The Board is continuously engaged with management on these topics. For example, each year, the Board:

Holds annual two-day strategy session, including presentations from, and engagement with, senior executives across the Company	Engages with senior management on critical business matters relevant to the Company’s long-term strategy	Visits DICK’S Sporting Goods stores for first-hand observations about the Company’s operations

Risk Oversight
ESG Oversight
Some of the Company’s strategies and goals related to ESG initiatives are addressed in our “Purpose Playbook,” the Company’s Sustainability Report (covering fiscal 2020) which is available in the Investor Relations section of our website at http://investors.dicks.com. Our ESG strategy is aligned with the United Nations Sustainable Development Goals, a set of 17 goals designed to achieve a more sustainable future for all. Our work is guided by an ESG strategy that outlines an agenda covering operations, human capital, product development, supply chain, and community investment. The Sustainability Report is not incorporated by reference into this proxy statement.
Many of our ESG efforts are managed by a cross-functional team that shapes and drives ESG strategy, tracks key performance indicators, addresses challenges, and manages progress toward the Company’s stated goals covering operations, human capital, product development, supply chain, and community investment. Management presents ESG topics to our Board and its committees during the course of the year. The Governance & Nominating Committee serves as the primary committee assisting the Board in oversight of the Company’s ESG work.

20	DICK’S Sporting Goods, Inc.

Director Compensation
Director Compensation Table—2021

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Mark J. Barrenechea	$130,000	$160,046	—	—	—	—	$290,046
Emanuel Chirico	$90,000	$160,046	—	—	—	—	$250,046
William J. Colombo	$92,500	$160,046	—	—	—	—	$252,546
Anne Fink	$90,000	$160,046	—	—	—	—	$250,046
Larry Fitzgerald, Jr.	$92,500	$160,046	—	—	—	—	$252,546
Sandeep Mathrani	$90,000	$160,046	—	—	—	—	$250,046
Desiree Ralls-Morrison	$92,500	$160,046	—	—	—	—	$252,546
Lawrence J. Schorr	$135,000	$160,046	—	—	—	—	$295,046
Larry D. Stone	$117,500	$160,046	—	—	—	—	$277,546
(1)Edward W. Stack and Lauren R. Hobart are employees of the Company and do not receive any compensation in connection with their service on the Board. Mr. Stack’s and Ms. Hobart’s 2021 compensation is reported in the “Summary Compensation Table” and the other compensation tables in this proxy statement.
(2)Amounts reflect fees relating to calendar 2021.
(3)The values set forth in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (excluding the effect of forfeitures), of the restricted stock award granted to each director on April 3, 2021. A discussion of the relevant assumptions made in the valuation of these awards may be found in Note 14 (“Stock-Based Compensation”) of the footnotes to the Company’s consolidated financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022 filed with the SEC on March 23, 2022. The grant date fair value of each award was computed based on the closing price of the Company’s common stock on the last completed market trading day prior to April 3, 2021, which was $79.27 per share. The number of shares of unvested restricted stock outstanding as of January 29, 2022 was 9,759 for each director other than Ms. Fink, who had 9,691 shares of unvested restricted stock outstanding, Mr. Fitzgerald, who had 4,646 shares of unvested restricted stock outstanding, and Mr. Mathrani and Ms. Ralls-Morrison, who each had 3,880 shares of unvested restricted stock outstanding.
Understanding Our Director Compensation Table
As shown below, each non-employee director receives an annual cash retainer paid quarterly on a prorated basis, and either an annual grant or appointment grant of restricted stock that vests in equal amounts over a three-year period beginning on the first anniversary date of the grant. To align with the transition to a declassified board, all future annual or appointment grants of restricted stock will vest on the sooner of the first anniversary of the date of grant or the next annual meeting of stockholders. Non-employee directors also receive additional cash retainers based on their committee memberships and status as the Lead Director.

+
Non-employee directors are reimbursed for expenses incurred by them in connection with attending any meeting, are eligible to participate in the Company’s employee discount program, and may receive nominal holiday gifts and product samples from time to time.

2022 Proxy Statement	21

Executive Compensation

Item 2:	Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers

As we have done each year since our 2011 Annual Meeting of Stockholders, and as required by Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers, which is currently undertaken on an annual basis. Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
As discussed within “Compensation Discussion and Analysis,” our compensation program, overseen by our Compensation Committee, is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.
The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. The results of this vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. The results of this vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.
We ask our stockholders to vote on the following resolution at the 2022 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON- BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

22	DICK’S Sporting Goods, Inc.

Executive Compensation
Compensation Discussion and Analysis
Named Executive Officers
This Compensation Discussion and Analysis describes our executive compensation program, including a discussion of the philosophy and intent of the material elements of the program. The discussion is focused on the following named executive officers for fiscal 2021.

Edward W. Stack Executive Chairman	Lauren R. Hobart President & Chief Executive Officer	Navdeep Gupta* Executive Vice President — Chief Financial Officer	Lee J. Belitsky* Executive Vice President	Donald J. Germano* Executive Vice President — Stores & Supply Chain	Vlad Rak Executive Vice President — Chief Technology Officer

*    Effective October 1, 2021, Mr. Gupta was appointed as the Company’s Executive Vice President – Chief Financial Officer, and Mr. Belitsky, who previously served in that role, continued as Executive Vice President overseeing supply chain, real estate, and GameChanger. Beginning in April 2022, Mr. Germano’s title changed from Executive Vice President – Stores to Executive Vice President – Stores & Supply Chain.
Executive Summary
Our Compensation Philosophy

ATTRACT AND RETAIN TALENTED MANAGEMENT TEAM	BENCHMARK COMPENSATION ELEMENTS
To fulfill the mission and purpose of DICK’S Sporting Goods, we must have an executive management team focused on helping us continue as a leading omni-channel sporting goods retailer in a highly competitive, consumer-driven marketplace. Our executive compensation philosophy and our pay-for-performance principles are designed to attract, motivate, reward and retain.	In general, we set all elements of compensation within a range based on the market median, but we are willing to compensate above market median for leaders who have critical skills in key operational areas, demonstrate the agility to lead a variety of different areas of the Company, and/or achieve outstanding performance against key financial metrics.

LINK PAY TO PERFORMANCE	USE MULTIPLE TIME HORIZONS
We link a significant portion of executive compensation to Company performance. A substantial majority of our named executive officers’ fiscal 2021 compensation was variable compensation that is “at risk,” with payout being tied directly to our financial performance.	Our use of a combination of fixed and variable compensation elements, including performance-based elements and time- vested equity awards, create an aggregate compensation program that rewards the achievement of financial, operational and strategic goals over both shorter (one-year) and longer (three-year) periods.

VARIABLE COMPENSATION DRIVES SPECIFIC STRATEGIC GOALS	CREATE LONG-TERM VALUE FOR SHAREHOLDERS
Each incentive program is distinct and is typically structured to reward the achievement of specific, pre-determined financial, operational and strategic goals. Our programs are generally designed to provide payment to executives only if actual performance equals or exceeds a threshold performance goal established at the beginning of the performance period.
The Compensation Committee believes that our compensation program creates balanced incentives for our named executive officers that encourage them to grow the Company in a disciplined, focused manner with a view toward long-term success and that align the interest of executives with those of stockholders, while avoiding unnecessary risk taking.

2022 Proxy Statement	23

Executive Compensation
Compensation Practices
We strive to align our executive compensation program with the interests of the Company and our stockholders. The chart below highlights certain pay practices that we utilize and those that we avoid, so as to maintain discipline in our executive compensation program.
Pay Practices We Utilize

Link pay to performance
We link a significant portion of executive compensation to Company performance. A substantial majority of our named executive officers’ fiscal 2021 compensation was variable compensation tied to our financial performance.

Use of threshold gate for payouts to occur
The Company generally will not pay out short- or long-term performance-based incentive awards unless the Company achieves a threshold level of earnings before taxes even if the Company exceeds other pre-established performance goals. This ensures that an acceptable level of stockholder value is generated before any performance-based incentive compensation is paid.

Alignment of performance metrics with Company’s strategy	The variety of performance metrics used in our performance-based incentive programs aligns compensation with successful deployment of the Company’s long-term strategy.
Dividends on restricted stock are subject to forfeiture
The Company currently pays quarterly dividends. However, all dividends paid on restricted stock (both time and performance based) are accrued and paid only if the underlying restricted stock ultimately vests.

Stock ownership guidelines	Our stock ownership guidelines ensure that our executive officers and directors are financially invested in the Company alongside our stockholders.
No short-sales or hedging and restricted pledging transactions
Our executive officers and directors are strictly prohibited from engaging in short selling, put, call, or other derivative transactions or hedging or other monetization transactions in our common stock. Executive officers and directors are strongly discouraged from pledging our common stock and require pre-approval to do so.

Limited perquisites	We provide limited perquisites. Executive officers and directors are required to reimburse the Company for personal use of the Company’s aircraft.
Pay Practices We Avoid

No employment agreements with our executive officers	The Company generally has no employment contracts with its executive officers but on occasion has entered into consulting agreements upon an officer’s departure from the Company.
No change-in-control agreements	The Company does not have change-in-control agreements with any of its executive officers.
No tax gross-ups	Other than for relocation benefits, we do not provide tax gross-ups on compensation or personal benefits.
No repricing underwater stock options	Our equity plan prohibits the repricing of stock options unless our stockholders approve such actions.
No hedging or monetization transactions
Under our Insider Trading Policy, our named executive officers are strictly prohibited from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

In addition to maintaining discipline in our executive compensation program, we believe these pay practices create an overall compensation program designed to motivate and reward our teammates, including executive officers, for their performance on a short-term and long-term basis and for taking appropriate business risks. Further, these pay practices help to ensure that excessive or unnecessary risk taking is mitigated, and encourage a level of risk taking that is not reasonably likely to have a material adverse effect on the Company.

24	DICK’S Sporting Goods, Inc.

Executive Compensation
Consideration of 2021 Say-On-Pay Vote
We held an advisory vote at the 2021 Annual Meeting of Stockholders where we asked our stockholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers in 2020. The Company received more than 98% approval of the votes cast with respect to the 2020 compensation paid to our named executive officers.
In light of the ten-to-one voting power held by holders of the Class B common stock, the Compensation Committee also considered the voting results solely from the Company’s holders of common stock. The Committee took into account the level of stockholder support received, among other factors, in establishing the Company’s 2021 compensation policies and programs.
Principal Elements of Our 2021 Executive Compensation
The pay elements that we utilize are crafted to motivate our executives to drive the Company to develop and evolve by offering both short-term and long-term incentive awards, which include a mix of both time- and performance-based vesting requirements, each of which aligns the interests of our executives with our stockholders and encourages focus on growth over both the short and long term.
Overall, a considerable portion of the compensation payable to our named executive officers is “pay-at-risk.” The following chart illustrates how base salary, short-term incentive awards, restricted stock and performance shares were allocated for fiscal 2021. For the purposes of the below illustration, the short-term incentive award has been valued at the actual payout amount, the performance share award has been valued at its target amount on the grant date, and the value of equity awards granted in connection with promotions have been excluded.

	Executive Chairman	CEO	Other NEOs

Base Salary				■Base salary provides reasonable yet market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance.

Short-Term Incentive Program				■Payout under the 2021 STIP was based on achievement of Non-GAAP EBT goals that were aligned with our annual operating plan.

Annual Equity Awards	Performance Share Award
■The performance goals related to our 2021 performance share award were based on the achievement of total sales and Non-GAAP EBT in 2021. No performance shares may be earned unless a threshold level of Non-GAAP EBT is achieved regardless of the achievement of total sales goals.

	Restricted Stock Award			■Restricted stock awards cliff vest after three years and incentivizes retention.

2022 Proxy Statement	25

Executive Compensation
Base Salary
The Compensation Committee sets base salaries for named executive officers after examining market data provided by Willis Towers Watson (our independent executive compensation advisor) and comparing against peers from the retail industry. The Compensation Committee considers salary adjustments at its regularly scheduled March meeting with those adjustments becoming effective in April each year.
The base salary for each named executive officer for 2021, as well as the percent change over 2020, is illustrated in the chart below:

Name	Position During 2021	2020 Salary	2021 Salary	% Change
Edward W. Stack	Executive Chairman	$1,100,000	$1,100,000	0.0%
Lauren R. Hobart(1)	President & Chief Executive Officer	$800,000	$1,100,000	37.5%
Navdeep Gupta(2)	Executive Vice President — Chief Financial Officer	$450,000	$575,000	27.8%
Lee J. Belitsky(2)	Executive Vice President	$775,000	$794,375	2.5%
Donald J. Germano	Executive Vice President — Stores	$630,375	$646,134	2.5%
Vlad Rak	Executive Vice President — Chief Technology Officer	$575,000	$589,375	2.5%
(1)The increase in Ms. Hobart’s base salary was in connection with her appointment as the Company’s President & Chief Executive Officer.
(2)Effective October 1, 2021, Mr. Gupta was appointed the Company’s Executive Vice President – Chief Financial Officer, and Mr. Belitsky, who previously served in             that role, continued with the Company as an Executive Vice President overseeing supply chain, real estate, construction, and GameChanger.
Short-Term Performance-Based Incentive Awards
Introduction
Our short-term incentive program (“STIP”) is an annual cash-based performance incentive award program, typically measured based on metrics established in our annual operating plan and which requires that a threshold level of financial performance be achieved for any payout to occur. The Compensation Committee has discretionary authority in determining the actual STIP payout for each executive, and to exclude certain unusual or non-recurring items from the relevant calculations, in accordance with the terms of our Amended and Restated 2012 Stock and Incentive Plan (the “2012 Plan”).
Each executive’s STIP payout is calculated by applying the following formula:

Eligible Earnings	X	Target Payment (% of Eligible Earnings)	X	% Attainment	=	Actual STIP Payout
STIP payments are paid for the most recently completed fiscal year (assuming performance levels have been met) as soon as administratively practical after the amounts are determined and certified by the Compensation Committee.
2021 STIP Award Opportunities
Potential payout under the STIP is established at varying performance levels, as a percent of each named executive officer’s base salary as illustrated below:

		Threshold	Target	Maximum
Name	Position During 2021	(as a % of eligible earnings)(1)
Edward W. Stack	Executive Chairman	90%	210%	400%
Lauren R. Hobart	President & Chief Executive Officer	75%	150%	300%
Navdeep Gupta(2)	Executive Vice President — Chief Financial Officer	56%	70%	140%
Lee J. Belitsky	Executive Vice President	60%	75%	150%
Donald J. Germano	Executive Vice President — Stores	60%	75%	150%
Vlad Rak	Executive Vice President — Chief Technology Officer	60%	75%	150%
(1)Eligible earnings is equal to base salary earned by the executive during the year.
(2)Upon his appointment to Chief Financial Officer, Mr. Gupta’s threshold, target, and maximum payout opportunities were increased from 48%, 60%, and 120%, respectively.

26	DICK’S Sporting Goods, Inc.

Executive Compensation
2021 STIP Performance Goals and Results
We establish performance goals for the STIP at the beginning of each year, and have historically established threshold, target, and maximum payout goals based on adjusted consolidated earnings before taxes ("Non-GAAP EBT”) because we believe this metric both demonstrates results for our stockholders and can be positively driven by our teammates. In the event that the threshold Non-GAAP EBT goal is not achieved, no incentive payments are awarded under the STIP.
For 2021, Non-GAAP EBT excluded certain items as approved by the Compensation Committee in accordance with the terms of the 2012 Plan. See Appendix A for the GAAP to non-GAAP reconciliations of EBT to Non-GAAP EBT.
Attainment of the threshold, target, or maximum Non-GAAP EBT goal correlates with a payment under the STIP equaling a percentage of the named executive officer’s base salary as described above. The Company uses interpolation between the threshold and low target goals and between high target and maximum goals to determine the specific amount of the payout for each named executive officer with respect to the achievement of the Non-GAAP EBT goal between the various stated levels.
The 2021 actual Non-GAAP EBT achieved, and the predetermined goal levels were as follows:

2021 Performance Goal	Threshold	Target Range		Maximum	Actual
		Low	High
Non-GAAP EBT* (millions)	$480	$540	$600	$700	$2,025
Payout Opportunity (as % of Target)	80%	100%	100%	200%
Executive Chair % Attainment**					190%
All Other NEO % Attainment					200%
*    See Appendix A for GAAP to non-GAAP reconciliations.
**     Executive Chair % Attainment is lower than the All Other NEO % Attainment because the Executive Chair’s payout curve varies from the other NEO payout curves as illustrated in the prior table.
2021 STIP Payouts
The 2021 STIP payments for our named executive officers are illustrated in the table below.

	Eligible Earnings(1)	Target Payment (% of Eligible Earnings)	% Attainment (Maximum)	Actual STIP Payout
Name				$	% Eligible Earnings
Edward W. Stack	$1,100,000	210%	190%	$4,400,000	400%
Lauren R. Hobart	$1,100,000	150%	200%	$3,300,000	300%
Navdeep Gupta(2)	$496,711	70%	200%	$634,057	128%
Lee J. Belitsky	$790,649	75%	200%	$1,185,973	150%
Donald J. Germano	$643,104	75%	200%	$964,656	150%
Vlad Rak	$586,611	75%	200%	$879,916	150%
(1)For 2021, an executive’s eligible earnings were equal to his or her base salary as of the end of the year.
(2)Mr. Gupta’s target payout opportunity was 60% prior to his promotion to Chief Financial Officer, and increased to 70% upon his promotion. His actual STIP payout was prorated taking into account his payout opportunities prior to his promotion to Chief Financial Officer.

2022 Proxy Statement	27

Executive Compensation
Annual Equity Incentive Awards
Introduction
Long-term equity compensation is a key element of our executive compensation program. It is used to drive behaviors that lead to long-term growth and financial success, ensure balance between short- and long-term performance, align executive and stockholder interests, maintain continuity of executive talent, and create an association between individual pay and the long-term performance of the Company. Equity compensation also reinforces an ownership mentality among executives.
Annual equity awards are made to our named executive officers in amounts that take into consideration Company and individual performance, an individual’s ability to grow and add long-term value, share usage, stockholder dilution, and benchmarking information provided by management’s compensation consultant. In 2021, the Compensation Committee used two forms of equity compensation:

Restricted Stock – designed to reward executives for increases in stockholder value (through our stock price) as well as maintain the continuity of our leadership.	These awards generally vest 100% on the third anniversary of the grant date, which enhances the retentive and motivational value of the awards and balances the value delivered over time.

Annual Performance Share Awards – designed to drive results based upon achievement of certain pre-established performance metrics relating to the fiscal year in which the award was granted.
In 2021, the Company replaced stock options in its annual equity grant with performance share awards.
These awards generally vest 100% on the third anniversary of the grant date, provided the applicable performance goals were achieved for the fiscal year in which the award was granted.

Our equity awards are subject to forfeiture if the recipient fails to remain employed through the vesting period. Holders of unvested restricted stock are entitled to vote the underlying shares and receive dividend rights, which accrue and are delivered on the vesting date to the extent the holder remains employed by the Company (dividend rights are forfeited if the underlying shares do not vest). Special grants of equity awards may also be authorized by the Compensation Committee for, among other things, new hires and promotions, exceptional performance or retention purposes.
2021 Annual Equity Incentive Awards
As is its normal practice, the Compensation Committee determined the annual equity grant for each of our named executive officers at its regularly scheduled March 2021 meeting. For the Executive Chairman and the President & CEO, the equity grant was split with approximately 50% of the total grant value consisting of restricted stock and the remaining 50% awarded in performance share awards. Annual equity awards for the other named executive officers were split with approximately 70% of the total grant value consisting of restricted stock and the remaining 30% awarded in performance share awards.
The targets for the performance share awards were established at the time of grant and relate to the Company's adjusted earnings before taxes and total sales during 2021. Furthermore, performance shares may only be earned if the Company's adjusted earnings before taxes is greater than the threshold amount. Adjusted earnings before taxes excludes certain items as pre-approved by the Compensation Committee in accordance with the terms of the 2012 Plan.
The Compensation Committee believes that a value-based approach ensures greater alignment and consistency with the external market and provides greater stability in managing equity expense. As such, the committee grants annual equity awards to each named executive officer between 0% to 300% of an officer's target value based on Company and individual performance, individual potential, data provided by Willis Towers Watson, and the practices of the Retail Peer Group (discussed below).

28	DICK’S Sporting Goods, Inc.

Executive Compensation
Each of the named executive officers received an annual equity grant at their target levels. The table below shows the value of the restricted stock and performance shares at the time of grant.

Name	Restricted Stock Grant Date Value	Target Performance Share Grant Date Value	Total Award Grant Date Value
Edward W. Stack	$2,500,017	$2,500,017	$5,000,035
Lauren R. Hobart	$2,500,017	$2,500,017	$5,000,035
Navdeep Gupta(1)	$350,056	$150,058	$500,114
Lee J. Belitsky	$630,038	$270,073	$900,111
Donald J. Germano	$630,038	$270,073	$900,111
Vlad Rak	$630,038	$270,073	$900,111
(1)Mr. Gupta received his $500,000 annual equity award prior to his promotion to EVP-CFO, Upon his promotion, he received a $200,000 grant of restricted stock, 70% of which cliff vests after three years and 30% of which ratably vests over four years. His annual equity target award for 2022 was increased to $700,000.
2021 Performance Share Goals
The actual number of performance shares earned by the named executive officers is determined by the following formula:

Target # of Shares	×	% Attainment	=	Actual # of 2021 Performance Shares Earned
The targets for the performance share awards were established at the time of grant and related to the Company's total sales and adjusted earnings before taxes for 2021. Furthermore, performance shares may only be earned if the Company's adjusted earnings before taxes is greater than threshold.

2021 Performance Goals	Weight	Threshold	Target Range		Maximum
			Low	High
Adjusted EBT (millions)	50%	$480	$540	$600	$700
Total Sales (millions)	50%	$9,442	$9,620	$9,778	$10,098
Payout Opportunity (as % of Target)		50%	100%	100%	200%
2021 Performance Shares Earned
For 2021, the Company’s total sales and adjusted earning before taxes results both exceeded the maximum performance goals. Consequently, the named executive officers earned 200% of the target performance share amounts. The performance share awards will vest on the third anniversary of the grant date.

Name	Target Shares (#)	Grant Date Value Target	Performance Criteria Payout %	Actual Shares Earned (#)
Edward W. Stack	31,538	$2,500,017	200%	63,076
Lauren R. Hobart	31,538	$2,500,017	200%	63,076
Navdeep Gupta	1,893	$150,058	200%	3,785
Lee J. Belitsky	3,407	$270,073	200%	6,813
Donald J. Germano	3,407	$270,073	200%	6,813
Vlad Rak	3,407	$270,073	200%	6,813

2022 Proxy Statement	29

Executive Compensation
Changes to 2022 Compensation
Base Salary
The 2022 salary for each named executive officer, as well as the percent change over 2021, is illustrated in the chart below:

Name	Position During 2022	2021 Salary	2022 Salary	% Change
Edward W. Stack	Executive Chairman	$1,100,000	$1,200,000	9.1%
Lauren R. Hobart	President & Chief Executive Officer	$1,100,000	$1,200,000	9.1%
Navdeep Gupta	Executive Vice President — Chief Financial Officer	$575,000	$592,000	3.0%
Lee J. Belitsky	Executive Vice President	$794,375	$794,375	0.0%
Donald J. Germano	Executive Vice President — Stores & Supply Chain	$646,134	$700,000	8.3%
Vlad Rak	Executive Vice President — Chief Technology Officer	$589,375	$625,327	6.1%
Annual Equity Award
The table below shows the target award value and the actual award value at the time of grant made to each of the named executive officers pursuant to the Company's annual equity grant in 2022.

Name	Target Award Value	Actual Award Value(1)
Edward W. Stack(2)	$7,500,000	$7,500,000
Lauren R. Hobart	$5,000,000	$5,000,000
Navdeep Gupta	$700,000	$875,000
Donald J. Germano	$900,000	$900,000
Vlad Rak	$900,000	$1,125,000
(1)Mr. Stack’s and Ms. Hobart’s annual equity award was split evenly between restricted stock and performance units. The equity awards for the other executives were split 70% restricted stock and 30% performance units.
(2)Mr. Stack’s target equity award increased from $5 million to $7.5 million beginning in 2022.
Mr. Belitsky Retirement
On March 15, 2022, Lee Belitsky, Executive Vice President overseeing the Company's real estate, supply chain, and Gamechanger, communicated his intention to step down from his position effective May 1, 2022. The Company and Mr. Belitsky entered into a two-year consulting agreement pursuant to which he will continue serving as the Company’s representative on the board of an unaffiliated technology company for no additional compensation and may also perform additional services from time to time for fees commensurate with his current base salary. During the term of the consulting agreement, Mr. Belitsky also may participate in health benefits provided by the Company and all unvested equity awards held by Mr. Belitsky will continue to vest in accordance with their original vesting schedules and all vested stock options will remain exercisable through their original expiration dates.

30	DICK’S Sporting Goods, Inc.

Executive Compensation
Compensation-Setting Process
We utilize a combination of objective data along with the Company’s business needs in the compensation decision-making process, and we strive to ensure that our programs are complementary, balance risk, and support both the short- and long-term objectives of the Company.
Roles and Responsibilities

Board
■Upon the recommendation of the Compensation Committee, considers and finalizes all aspects of the compensation of the Executive Chairman and President & Chief Executive Officer in an executive session of independent directors.

Compensation Committee Comprised entirely of “Non-Employee Directors” for purposes of Rule 16b-3 under the Exchange Act
In the compensation-decision making process for our Executive Chairman and President & Chief Executive Officer
■Reviews benchmarking data, the Company’s historical performance against performance targets for incentive compensation awards, the Company’s overall financial performance and our Executive Chairman’s and President & Chief Executive Officer’s overall performance. The Compensation Committee may also discuss these matters directly with our Executive Chairman and President & Chief Executive Officer.
■Recommends to the Board compensation levels and performance targets under our STIP, annual equity incentive awards and any long term incentive program (LTIP) for our Executive Chairman and President & Chief Executive Officer, and also determines whether and to what extent pre-established performance targets have been met.
■Recommends to the Board all components of our Executive Chairman’s and President & Chief Executive Officer’s compensation, including base salary, STIP, annual equity awards and any LTIP.
In the compensation-decision making process for our other Named Executive Officers
■Responsible for approving all components of executive compensation as well as for approving performance targets for our STIP, annual equity awards and any LTIP, and determining whether and to what extent any pre-established performance targets have been met.
■Reviews and approves all new and revised executive compensation programs.

Chief People and Purpose Officer
In the compensation-decision making process for our Executive Chairman and President & Chief Executive Officer
■Works with management’s compensation consultant to develop and review benchmarking information.
In the compensation-decision making process for our other Named Executive Officers
■Works with our Executive Chairman and President & Chief Executive Officer to develop recommendations for all components of the officer’s compensation, including recommending compensation levels and performance targets under our STIP, annual equity awards, and any LTIP.
■Reviews the recommendations with the Compensation Committee.

Executive Chairman and Chief Executive Officer
In the compensation-decision making process for our other Named Executive Officers
■Work with our Chief People and Purpose Officer to develop recommendations for all components of an officer’s compensation, including recommending compensation levels and performance targets under our STIP, annual equity awards, and any LTIP.
■Make recommendations regarding the compensation of our Chief People and Purpose Officer.
■Review the recommendations with the Compensation Committee.

Management’s Compensation Consultant
■Provides market data, benchmarking research, survey information, peer group advice, and other research relating to executive compensation.
■Works directly with our human resources team, including our Chief People and Purpose Officer.

2022 Proxy Statement	31

Executive Compensation
Competitive Market Positioning
In 2021, management retained Willis Towers Watson as its compensation consultant. All research for executive compensation conducted by Willis Towers Watson is provided to the Compensation Committee directly by management. The Compensation Committee may work with its own compensation consultant as it deems necessary, but generally believes that it is preferable to coordinate with management in working with a consultant to ensure seamless administration of our compensation program.
In fiscal 2021, the aggregate fees paid to Willis Towers Watson for their services in assisting with the determination and recommendation as to the form and amount of director and executive compensation were $101,771, and the aggregate fees for additional services provided to the Company by Willis Towers Watson or its subsidiaries were $117,187. The Compensation Committee evaluated the independence of Willis Towers Watson under applicable NYSE rules, including the services provided and the associated fees paid, and has concluded that Willis Towers Watson was independent and that its engagement did not present any conflicts of interest.
Company management engaged Willis Towers Watson to review, analyze and make recommendations with respect to our named executive officer compensation, both as to individual components as well as the comprehensive package. Each pay component utilized by the Company in 2021 was analyzed using publicly available compensation data for peer group companies and general retail compensation survey data provided by Willis Towers Watson.
Management engaged Willis Towers Watson in 2021 to conduct a review of the direct compensation components paid to our named executive officers against a specific benchmark retail group, with a focus on base pay, annual performance incentive pay and stock-based compensation. This benchmark retail group, consisting of 16 companies (referred to as the “Retail Peer Group”), was selected based on the following attributes:
■publicly-held retailers, with an emphasis on specialty retailers;
■retailers with annual revenues between one-half and two and one-half times the Company’s annual revenue; and
■retailers with which we compete for executive talent.
The Retail Peer Group is reviewed, updated, and approved annually by the Compensation Committee and may change periodically based on each component retailer’s continued satisfaction of our selected attributes, as well as the overall competitive environment for executive talent.
The Retail Peer Group for 2021 compensation recommendations was comprised of the following companies:

Peer Group Companies
Advance Auto Parts, Inc.	Burlington Stores, Inc.	Ross Stores, Inc.
AutoZone, Inc.	Foot Locker, Inc.	Tractor Supply Company
Bath & Body Works, Inc.	Gap, Inc.	Ulta Beauty Inc.
Bed, Bath & Beyond, Inc.	Kohl’s Corporation	VF Corporation
Big Lots, Inc.	Michaels Stores, Inc.*	Williams-Sonoma, Inc.
Ralph Lauren Corporation

*    Michaels Stores, Inc. was removed from the Company’s 2022 Retail Peer Group since it was no longer publicly-traded and was replaced by Academy Sports and Outdoors, Inc.

32	DICK’S Sporting Goods, Inc.

Executive Compensation
Additional Compensation Practices
Stock Ownership Guidelines
The Compensation Committee maintains stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer or director occupies such positions.
The stock ownership guidelines for named executive officers and directors is shown below as multiples of base salary and annual cash retainer, respectively:

Role	Stock Ownership Requirement

Executive Chairman and Chief Executive Officer	6×

Executive Vice Presidents	3×

Other Executive Officers	1×

Board of Directors	5×

All shares of common stock beneficially owned by the executive officer or director, including time-based and performance-based restricted stock and stock underlying exercisable and unexercisable stock options, as well as shares of Class B Common Stock, are counted towards the ownership requirement. Executive officers and directors have three years from the time they become subject to the guidelines to reach the ownership requirements, and compliance is reviewed every year based on the record date for the Company’s Annual Meeting of stockholders. If an executive officer or director does not meet the ownership requirement within the time prescribed, he or she will not be permitted to sell net shares obtained through stock option exercises or released in connection with the vesting of restricted stock until the ownership requirement is met.

As of the record date for the 2022 Annual Meeting, all named executive officers and all directors were in compliance with the stock ownership requirements.

2022 Proxy Statement	33

Executive Compensation
Perquisites and Other Personal Benefits
Perquisites are not a material component of our executive compensation program. With the exception of limited perquisites available to our Executive Chairman, our executive officers do not receive personal benefits that are not otherwise widely available to employees, except for use of the Company aircraft, as described below. Our Executive Chairman receives certain life and disability insurance, country club and professional service benefits, and certain personal security services. The Company leases suites at certain sporting event venues for business purposes. Executive officers and employees may have the opportunity to use tickets at individual events if the suites are not being used for business purposes. There is no incremental cost to the Company for providing these individual tickets to employees. For a description of the perquisites and the attributed costs of these benefits, see our “Summary Compensation Table” in this proxy statement.
401(k) Retirement Plan Benefits
Our Smart Savings 401(k) Plan, established pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covers all salaried (including named executive officers) and hourly employees after completing one month of service. Participants can defer up to 50% of eligible earnings to the Plan (Highly Compensated Employees, including the named executive officers are capped at a 3% deferral rate). If the participant was an active employee as of December 31 of the plan year, the plan included an annual discretionary Company match, which typically has been paid out at 50% of the first 10% of the participant’s deferral. For 2021, the discretionary matching contribution was approximately 75% of the first 10% of the participant’s deferral. Company matching contributions vest 33.3% per year of service and become fully vested when a participant attains three years of service. Thereafter, all Company contributions are fully vested.
Effective January 1, 2022, we amended and restated our Smart Savings 401(k) Plan in order to utilize a design-based safe harbor under the Code. For 2022, the Company will make a matching contribution that vests immediately and is equal to 100% of each eligible participant’s tax-deferred contributions up to 4% of the participant’s compensation plus 50% of the eligible participant’s tax-deferred contributions for the next 2% of compensation.
Officers’ Supplemental Savings Plan
Our Officers’ Supplemental Savings Plan, referred to as the Officers’ Plan, is a voluntary nonqualified deferred compensation plan that became effective in April 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives by providing a more robust retirement savings opportunity and by including a match provision, which we believe promotes in our key executives an increased interest in the successful operation of the Company. The Officers’ Plan provides participants an opportunity to participate in a deferred contribution plan above the 401(k) plan. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. For information regarding the terms of the Officers’ Plan, including matching amounts received by our named executive officers, see the “Nonqualified Deferred Compensation Table” and subsequent narrative description.
Personal Use of Company Aircraft
We permit named executive officers and directors to use the Company’s aircraft for personal use (including their guests who may fly on a space-available basis) only if our Executive Chairman approves the personal use and the named executive officer or director pays the Company the aggregate incremental cost of the flight. Our Executive Chairman also may use the Company aircraft for personal use (including his guests who may fly on a space-available basis) so long as he pays the Company the aggregate incremental cost of the flight. In limited instances where the Compensation Committee (or the Board in the case of the Executive Chairman or President & Chief Executive Officer) permits a named executive officer or director to use the Company aircraft for personal use without paying the Company the full aggregate incremental cost of the flight, any unreimbursed amounts will be considered compensation to the named executive officer or director and will be included in our “Summary Compensation Table” or “Director Compensation Table” and, if applicable, reported for income tax purposes based on Internal Revenue Service guidelines. In fiscal 2021, the Company was reimbursed for the aggregate incremental costs associated with any personal use of the Company’s aircraft by the named executive officers and directors.

34	DICK’S Sporting Goods, Inc.

Executive Compensation
Written Employment Arrangements
We generally do not have employment agreements with our named executive officers but on occasion have entered into consulting agreements. In some instances relating to the negotiation of new hires, we have entered into offer letters with our executive officers, which have provided written assurances of certain elements of compensation for the year in which they join the Company. See “Changes to 2022 Compensation” for a discussion of the arrangement between the Company and Mr. Belitsky regarding the transition from his current role as Executive Vice President to a consultant.
Severance and Change-in-Control Agreements
We do not have severance or change-in-control agreements with our executive officers although some of our equity awards may contain change-in-control provisions. We have general severance guidelines that apply to a broad base of teammates pursuant to which we offer severance, the amount of which depends on various factors including length of service and position.
Tax and Accounting Implications
Section 162(m) of the Code generally limits the corporate tax deduction for individual compensation over $1 million paid in any taxable year to each of the persons that meet the definition of a covered employee. For fiscal 2021, covered employees include anyone who was a covered employee for any taxable year beginning after December 31, 2016, anyone who held the position of Chief Executive Officer or Chief Financial Officer at any time during the fiscal year and the three most highly compensated employees who acted as executive officers (other than as CEO or CFO) at any time during the fiscal year.
The Compensation Committee will continue to take into account the tax and accounting implications (including the tax deductibility of executive compensation) when making compensation decisions, but it reserves its right to continue to make compensation decisions based on other factors it determines to be in the best interests of the Company and its stockholders.

2022 Proxy Statement	35

Executive Compensation
Compensation Tables
Summary Compensation Table—2021, 2020, 2019
The following table summarizes the compensation for our named executive officers for the fiscal years ended January 29, 2022, January 30, 2021 and February 1, 2020.

Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
(b)	($) (c)	($) (d)	(S)(1) (e)	($)(2) (f)	($)(3) (g)	($)(4) (h)	($) (i)		($)(5) (j)
Lauren R. Hobart, President & Chief Executive Officer(6)
2021	$1,100,000	—	$5,000,035	—	$3,300,000	$157,500	$8,470	(7)	$9,566,004
2020	$795,192	$2,000,000	$1,259,994	$539,998	—	$172,236	$5,692		$4,773,112
2019	$771,154	—	$3,217,983	$540,003	$2,196,475	$40,707	$4,125		$6,770,447
Navdeep Gupta, Executive Vice President — Chief Financial Officer
2021	$496,711	—	$700,100	—	$634,057	$157,672	$5,850	(8)	$1,994,390
Lee J. Belitsky, Executive Vice President (Served as CFO for part of 2021)
2021	$790,649	—	$900,111	—	$1,185,973	$87,188	$5,039	(8)	$2,968,960
2020	$757,930	$1,162,500	$1,050,003	$450,001	—	$110,058	$5,540		$3,536,032
2019	$683,663	—	$2,568,848	$270,002	$1,168,364	$37,932	$4,547		$4,733,355
Edward W. Stack, Executive Chairman(6)
2021	$1,100,000	—	$5,000,035	—	$4,400,000	$200,000	$69,253	(9)	$10,769,287
2020	$1,100,000	$4,400,000	$7,000,003	$2,999,999	—	$200,000	$73,806		$15,773,808
2019	$1,084,615	—	$6,500,019	$2,250,010	$4,973,111	$169,621	$70,786		$15,048,162
Donald J. Germano, Executive Vice President — Stores
2021	$643,104	—	$900,111	—	$964,656	—	$4,959	(8)	$2,512,830
2020	$627,418	$945,563	$630,005	$269,999	—	—	$87,694		$2,560,679
2019	$607,848	—	$2,254,544	$307,505	$996,863	—	$128,524		$4,295,284
Vlad Rak, Executive Vice President — Chief Technology Officer
2021	$586,611	—	$900,111	—	$879,916	—	$1,826	(10)	$2,368,464
2020	$453,365	$1,180,048	$1,124,616	$300,010	—	—	$172,674		$3,230,713
(1)The values set forth in this column represent the aggregate grant date fair value of time-based restricted stock and performance-based restricted stock computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Each named executive officer received performance shares in 2021, the value of which in the table above is based on the probable outcome performance criteria as of the grant date, which was April 3, 2021. The value of the annual performance shares granted, assuming the maximum value of the award, would have been $5,000,035 for Ms. Hobart and Mr. Stack; $300,037 for Mr. Gupta; and $540,067 for Messrs. Belitsky, Germano, and Rak. See “Annual Equity Incentive Awards” for a discussion of the restricted stock awards and performance shares granted to our named executive officers. A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 14 (“Stock-Based Compensation”) of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022 filed with the SEC on March 23, 2022.
(2)The values set forth in this column represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The Company did not grant stock options to its named executive officers in 2021.
(3)Includes STIP payouts for Company performance in fiscal 2021 and 2019. Under the Company’s 2012 Plan, the relevant performance measures for the annual performance incentive awards were satisfied and thus are reportable in fiscal 2021 and 2019, as applicable, even though payments, were made in fiscal 2022 and 2020, respectively.
(4)Represents mandatory Company contributions to the Officers’ Plan. See the “Nonqualified Deferred Compensation Table” and accompanying narrative for more information.
(5)Totals may not sum due to rounding.
(6)Neither Mr. Stack nor Ms. Hobart receive any compensation from the Company in connection with their service as a member of the Board.
(7)All Other Compensation for fiscal 2021 consisted of matching contributions to the Company’s 401(k) plan and a company gift.
(8)All Other Compensation for fiscal 2021 consisted of matching contributions to the Company’s 401(k) plan.
(9)All Other Compensation for fiscal 2021 consisted of insurance premiums of $35,326 paid in fiscal 2021 on three life insurance policies for the benefit of Mr. Stack, the beneficiaries of which are chosen by Mr. Stack; $21,067 of country club dues; disability insurance premiums of $5,024 for the benefit of Mr. Stack; Company discounts provided to certain members of Mr. Stack’s family under the Company’s employee discount program; and matching contributions to the Company’s 401(k) plan.
(10)All Other Compensation for fiscal 2021 consisted of matching contributions to the Company’s 401(k) plan and relocation benefits with a corresponding tax gross up.

36	DICK’S Sporting Goods, Inc.

Executive Compensation
Grants of Plan-Based Awards Table—2021
The following table sets forth each award granted to a named executive officer in fiscal 2021 under plans established by the Company.

Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(3) ($) (l)
	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lauren R. Hobart
4/3/2021				15,769	31,538	63,076				$2,500,017
4/3/2021							31,538			$2,500,017
	$825,000	$1,650,000	$3,300,000
Navdeep Gupta
4/3/2021				947	1,893	3,785				$150,058
4/3/2021							4,416			$350,056
10/3/2021							1,150			$139,978
10/3/2021							493			$60,008
	$253,623	$317,028	$634,057
Lee J. Belitsky
4/3/2021				1,704	3,407	6,813				$270,073
4/3/2021							7,948			$630,038
	$474,389	$592,987	$1,185,973
Edward W. Stack
4/3/2021				15,769	31,538	63,076				$2,500,017
4/3/2021							31,538			$2,500,017
	$990,000	$2,310,000	$4,400,000
Donald J. Germano
4/3/2021				1,704	3,407	6,813				$270,073
4/3/2021							7,948			$630,038
	$385,862	$482,328	$964,656
Vlad Rak
4/3/2021				1,704	3,407	6,813				$270,073
4/3/2021							7,948			$630,038
	$351,966	$439,958	$879,916
(1)Actual STIP payments based on the Company’s fiscal 2021 performance are set forth under column (g) of our “Summary Compensation Table”.
(2)Represents performance shares issued pursuant to the Company’s annual equity award. Such award has the potential to vest up to 200% based on the level of performance targets achieved. Threshold, Target, and Maximum amounts shown in the table represent 50%, 100% and 200% of the award. On March 15, 2022, the Compensation Committee certified the Company’s performance as meeting the maximum level of performance and determined that 200% of the performance shares will vest on April 3, 2024, provided the recipient remains employed by the Company through such date.
(3)The grant date fair value calculations are computed in accordance with FASB ASC Topic 718 with respect to the restricted stock awarded to the named executive officers in fiscal 2021 under the 2012 Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). Restricted stock includes shares that vest with the passage of time and annual performance shares. The value of the performance shares are based on the probable outcome of the applicable performance criteria as of the grant date. A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 14 (“Stock-Based Compensation”) of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022 filed with the SEC on March 23, 2022.

2022 Proxy Statement	37

Executive Compensation
Outstanding Equity Awards At Fiscal Year End Table—2021
The following table sets forth all unexercised stock options and unvested restricted stock awarded to our named executive officers by the Company that were outstanding as of January 29, 2022.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price(1) ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Lauren R. Hobart
	32,820	—		—	$41.59	4/3/2023
	31,250	—		—	$43.57	4/3/2024
	10,193	10,193	(2)	—	$28.31	4/3/2025
	12,760	25,520	(3)	—	$32.77	4/3/2026
	40,166	120,500	(4)	—	$11.31	3/22/2027
							32,924	(5)	$3,726,668
							74,955	(6)	$8,484,156
							31,538	(7)	$3,569,786
							70,225	(8)	$7,948,768
										63,076	(9)	$7,139,572
Navdeep Gupta
	—	2,627	(2)	—	$28.31	4/3/2025
	—	7,103	(3)	—	$32.77	4/3/2026
	—	48,631	(4)	—	$11.31	3/22/2027
							9,146	(5)	$1,035,236
							31,231	(6)	$3,535,037
							4,416	(7)	$499,847
							1,150	(10)	$130,169
							493	(11)	$55,803
							28,090	(8)	$3,179,507
										3,785	(9)	$428,424
Lee J. Belitsky
	15,640	—		—	$41.59	4/3/2023
	20,833	—		—	$43.57	4/3/2024
	22,933	7,645	(2)	—	$28.31	4/3/2025
	12,760	12,760	(3)	—	$32.77	4/3/2026
	33,472	100,417	(4)	—	$11.31	3/22/2027
							16,462	(5)	$1,863,334
							62,463	(6)	$7,070,187
							7,948	(7)	$899,634
							70,225	(8)	$7,948,768
										6,813	(9)	$771,163
Edward W. Stack
	97,234	—		—	$52.98	4/3/2022
	159,461	—		—	$41.59	4/3/2023
	151,210	—		—	$43.57	4/3/2024
	120,450	40,150	(2)	—	$28.31	4/3/2025
	105,238	105,240	(3)	—	$32.77	4/3/2026
	239,616	718,850	(4)	—	$11.31	3/22/2027
							137,184	(5)	$15,527,857
							416,419	(6)	$47,134,467
							31,538	(7)	$3,569,786
							70,225	(8)	$7,948,768
										63,076	(9)	$7,139,572

38	DICK’S Sporting Goods, Inc.

Executive Compensation

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price(1) ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Donald J. Germano
	11,045	—		—	$35.51	6/3/2024
	12,916	4,306	(2)	—	$28.31	4/3/2025
	8,878	8,878	(3)	—	$32.77	4/3/2026
	6,403	6,404	(12)	—	$30.10	7/3/2026
	20,083	60,250	(4)	—	$11.31	3/22/2027
							11,432	(5)	$1,293,988
							7,866	(13)	$890,353
							37,478	(6)	$4,242,135
							7,948	(7)	$899,634
							70,225	(8)	$7,948,768
										6,813	(9)	$771,163
Vlad Rak
	—	30,033	(14)	—	$21.71	5/3/2027
							25,726	(15)	$2,911,926
							7,948	(7)	$899,634
							31,210	(8)	$3,532,660
										6,813	(9)	$771,163
(1)The Company declared a special cash dividend payable on September 24, 2021. The 2012 Plan requires that the exercise price of outstanding stock options granted under the 2012 Plan be reduced in an amount equal to the per share value of the special dividend. The 2012 Plan does not require an adjustment to the exercise price of outstanding stock options granted under the 2012 Plan due to the Company's payment of a quarterly dividend. The information in this column reflects the adjusted exercise price of each stock option award.
(2)Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2019, April 3, 2020, April 3, 2021 and April 3, 2022.
(3)Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2020, April 3, 2021, April 3, 2022 and April 3, 2023.
(4)Stock option vests at the rate of 25% per year, with vesting dates of March 22, 2021, March 22, 2022, March 22, 2023 and March 22, 2024.
(5)Restricted stock award vests 100% on April 3, 2022.
(6)Restricted stock award vests 100% on March 22, 2023.
(7)Restricted stock award vests 100% on April 3, 2024.
(8)On March 16, 2021, the Compensation Committee certified the Company’s performance under our 2019 LTIP as meeting the maximum level of performance and determined that 200% of the performance-based restricted stock were earned under the 2019 LTIP. This amount represents the maximum number of shares earned under the 2019 LTIP that vested on April 3, 2022.
(9)On March 15, 2022, the Compensation Committee certified the Company’s performance as meeting the maximum level of performance under the 2021 annual performance share awards and determined that 200% of the performance shares will vest on April 3, 2024, provided the recipient remains employed by the Company through such date. This amount represents the maximum number of shares of unvested performance shares granted under annual equity award.
(10)Restricted stock award vests 100% on October 3, 2024.
(11)Restricted stock award vests at the rate of 25% per year, with vesting dates of October 3, 2022, October 3, 2023, October 3, 2024, and October 3, 2025.
(12)Stock option vests at the rate of 25% per year, with vesting dates of July 3, 2020, July 3, 2021, July 3, 2022 and July 3, 2023.
(13)Restricted stock award vests 100% on July 3, 2022.
(14)Stock option vests at the rate of 25% per year, with vesting dates of May 3, 2021, May 3, 2022, May 3, 2023 and May 3, 2024.
(15)Restricted stock award vests 100% on May 3, 2023.

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Executive Compensation
Option Exercises and Stock Vested Table—2021
The following table sets forth, with respect to our named executive officers, all options that were exercised and restricted stock that vested during fiscal 2021.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(#) (b)	($) (c)		(#) (d)	($) (e)
Lauren R. Hobart	43,079	$1,933,299	(1)	24,845	$1,969,463
Navdeep Gupta	43,433	$3,842,862	(2)	6,315	$500,590
Lee J. Belitsky	99,330	$6,087,631	(3)	18,634	$1,477,117
Edward W. Stack	—	—		103,520	$8,206,030
Donald J. Germano	3,681	$382,787	(4)	10,352	$820,603
Vlad Rak	10,011	$1,180,045	(5)	—	—
(1)Ms. Hobart exercised stock options and sold the underlying shares as follows: stock option for 22,651 shares exercised at $51.02 per share and stock option for 17,506 shares exercised at $58.48 per share on May 27, 2021, and sold 30,428 of the shares received upon exercise to cover the option exercise price, fees, and taxes at $99.00 on the same date; and stock option for 2,922 shares exercised at $51.02 on May 28, 2021, and sold 2,154 shares received upon exercise to cover the option exercise price, fees, and taxes at $99.19 on the same date.
(2)Mr. Gupta exercised stock options and sold the underlying shares as follows: stock option for 3,642 shares exercised at $32.77 per share, stock option for 5,989 shares exercised at $11.31 per share, stock option for 5,511 shares exercised at $23.40 per share, and stock option for 3,805 shares exercised at $28.31 per share, each sold at $107.15 per share on December 29, 2021. Mr. Gupta also had the following cash exercises: stock option for 3,460 shares exercised at $32.77 per share, stock option for 10,221 shares exercised at $11.31 per share, stock option for 6,732 shares exercised at $23.40 per share, and stock option for 4,073 shares exercised at $28.31 per share using the closing stock price of $111.83 on December 29, 2021.
(3)Mr. Belitsky exercised stock options and sold the underlying shares as follows: stock option for 25,000 shares exercised at $58.48 per share and sold at $79.25 per share on March 22, 2021; stock option for 24,330 shares exercised at $58.48 per share and sold at $99.50 per share on June 11, 2021; stock option for 30,000 shares exercised at $47.09 per share and sold at $134.75 per share on August 27, 2021; and stock option for 20,000 shares exercised at $47.09 per share and sold at $144.12 per share on September 1, 2021.
(4)Mr. Germano exercised a stock option and sold the underlying shares as follows: stock option for 3,681 shares exercised at $41.01 per share sold at $145.00 per share on September 1, 2021.
(5)Mr. Rak exercised a stock option and sold the underlying shares as follows: stock option for 10,011 shares exercised at $27.21 per share sold at $145.08 per share on September 1, 2021.
Pension Benefits
The Company did not have in fiscal 2021, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified and/or nonqualified defined contribution plans.
Nonqualified Deferred Compensation Table—2021
The following table sets forth amounts contributed during fiscal 2021 by our named executive officers under the Company’s defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
(a)	($) (b)(1)	($) (c)(2)	($) (d)	($) (e)	($) (f)(3)
Lauren R. Hobart	$523,077	$157,500	$175,815	—	$3,062,395
Navdeep Gupta	$527,976	$157,672	$257,769	—	$1,796,868
Lee J. Belitsky	$290,625	$87,188	$576,342	—	$5,228,973
Edward W. Stack	$1,320,000	$200,000	$630,410	$(1,940,073)	$7,121,509
Donald J. Germano	—	—	—	—	—
Vlad Rak	—	—	—	—	—
(1)Amounts set forth in this column (b) reflect amounts deferred and contributed by the named executive officer under the Officers’ Plan, which became effective April 1, 2007. Fiscal 2021 executive contributions are included in the Summary Compensation Table as (i) 2021 Salary and/or (ii) 2021 Non-Equity Incentive Plan Compensation depending on the named executive officer’s deferral election.
(2)Amounts set forth in this column (c) are reported in the Summary Compensation Table as Change in Pension Value and Nonqualified Deferred Compensation Earnings.
(3)Includes unvested Company contributions.

40	DICK’S Sporting Goods, Inc.

Executive Compensation
As indicated earlier, our named executive officers participate in the Officers’ Plan, pursuant to which they have the opportunity to defer up to 25% of their base salary and up to 100% of their annual performance incentive payment, to be allocated among a range of investment choices. Gains and losses are credited based on the participant's election of a variety of investment choices. Participants' accounts may appreciate and/or depreciate depending on the performance of their investment choices. None of the investment choices provide returns at above-market or preferential rates.
Deferral amounts are 100% vested and matching contributions, including future contributions, become 100% vested after five years of plan participation, or upon the named executive officer’s death, disability or upon a change-in-control of the Company. Named executive officers may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments (with any installment term between two (2) and twenty (20) years), or a combination of the two options. Vested matching contributions may be distributed only after a named executive officer reaches age 55, or upon the named executive officer’s death or disability (as defined in applicable Treasury regulations), or in the event of certain hardships or changes of control (each as defined under Section 409A of the Code).
Under the Officers’ Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the named executive officer must be an eligible participant as of December 31st to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time. The Company may determine a vesting schedule for discretionary contributions that is different from the vesting schedule for mandatory matching contributions. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan.
The Officers’ Plan is intended to constitute a nonqualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, is intended to comply with Section 409A of the Code, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers’ Plan are unsecured general obligations of the Company. We may amend or terminate the Officers’ Plan at any time in whole or in part, provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.
Potential Payments Upon Termination Or Change-In-Control
Certain of our Company’s plans and programs provide for payments in connection with a termination of employment or a change-in-control of the Company. The Company does not have any employment agreements with our named executive officers, and there are no pension plans or other deferred compensation plans in which our named executive officers participate, other than the Officers’ Plan. The Company also does not have severance or change-in-control agreements in place with our named executive officers although some of our equity awards may contain change-in-control provisions as described below.
The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer’s employment had terminated on January 28, 2022, the last business day before the end of our 2021 fiscal year. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may differ from the amounts enumerated below.
Severance — We have general severance guidelines that applies to a broad base of teammates pursuant to which offer severance, the amount of which depends on various factors including length of service and position.
Equity Awards — Outstanding equity awards held by our named executive officers as of January 28, 2022 (the last trading day of fiscal 2021) were issued pursuant to our 2012 Plan.
Upon termination of a named executive officer’s “continuous status” as an employee or consultant due to death or total and permanent disability (as defined in Section 22(e)(3) of the Code) (i) all unvested time-based restricted stock awards, and associated accumulated dividends, shall vest immediately and (ii) performance-based restricted stock awards will vest if the performance metrics are met. If the termination of the officer’s continuous status occurs by any reason other than death or total and permanent disability, any time-based and performance-based restricted stock awards that have not vested shall, unless otherwise specified by the Compensation Committee or the terms of the award, be automatically forfeited.
Regarding performance-based stock issued in connection with the 2019 LTIP award and the 2021 performance shares, upon the retirement of a named executive officer (generally defined as a voluntary termination by the officer on or after attainment of age 55

2022 Proxy Statement	41

Executive Compensation
with a minimum of fifteen years of service), the Compensation Committee has the discretion to permit the award to vest on a pro-rated basis as long as the officer has served for a minimum duration during the performance period as specified in the agreement.
Upon termination of a named executive officer’s continuous status for any reason, the non-vested portion of any stock option will expire immediately and any vested portion of a stock option shall remain exercisable for a period of (i) 90 days in the event of termination of the executive officer’s status as an employee; (ii) 12 months in event of termination as a result of death or total and permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) 36 months in the event of retirement, which is defined as having attained at least age 55 with 15 or more years of service, as determined by the Plan Administrator (or earlier in each instance upon expiration of the stock options term).
"Continuous status" is defined as the absence of any interruption or termination of the employment or service relationship, except in the case of (i) sick leave, which is further defined in the 2012 Plan as approved medical, disability, or family leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided such period does not exceed 90 days, unless reemployment is guaranteed by contract, statute or Company policy; or (iv) transfers between locations of the Company or between the Company and its subsidiaries.
The Board also may authorize outstanding awards to be assumed or an equivalent award be substituted by the successor corporation in a change in control scenario, and may assign such awards to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent award, then the Board may provide that all outstanding options and stock appreciation rights become vested and exercisable, and vesting restrictions on restricted stock and other awards lapse. The Board retains the ability to substitute, adjust, or otherwise settle outstanding awards, including cashing out such awards, as it deems appropriate and consistent with the 2012 Plan’s purposes.
The 2012 Plan provides that unvested or unexercised equity awards may be subject to cancellation and that recoupment of the value of shares distributed under awards already vested may be required, upon the occurrence of certain specified events, including termination of employment for cause, violation of material Company policies, or other conduct that is detrimental to the business or reputation of the Company. In addition, awards may be subject to clawback, as determined by the Compensation Committee, to the extent required by applicable law or securities exchange listing standard, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002.
Officers’ Supplemental Savings Plan — Under the terms of the Officers’ Plan, in the event of a participant’s retirement or early retirement (defined below), death, disability (as defined in applicable Treasury regulations) or in the event of certain hardships or changes-in-control (each as defined under Section 409A of the Code), the participant is entitled to receive an amount equal to the participant’s contributions and vested and unvested matching and discretionary contributions by the Company. This amount is payable in a single lump sum unless the participant has elected to receive the distribution in installments.
Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the participant’s contributions and the vested portion of the Company’s matching and discretionary contributions, together with any aggregate earnings on those amounts. If a participant is terminated for cause (defined below), the participant forfeits all rights to both vested and unvested contributions of the Company and is entitled to receive a benefit equal to the participant’s contributions, together with any aggregate earnings on the participant contributions, payable in a single lump sum. For our named executive officers, all payments would be deferred for a six-month period under Section 409A of the Code.
The Company’s matching contributions under the Officers’ Plan vest only after a participant has completed at least five years of participation in the plan. The Company will determine separately the vesting of the Company’s discretionary contributions, if any. After five years of participation, all past and future Company contributions are fully vested. As of January 28, 2022, Messrs. Stack and Belitsky and Ms. Hobart were fully vested in the Company’s contributions, while Messrs. Gupta, Rak, and Germano were not.
"Retirement" is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age 55 and completed at least five years of participation in the Officers’ Plan, and "early retirement" is termination of employment, other than for cause, on or after the date on which the participant has completed at least five years of participation. "Termination for cause" is defined in the Officers’ Plan as termination of employment by reason of: (i) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within 30 days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant. A "change-in- control" is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or

42	DICK’S Sporting Goods, Inc.

Executive Compensation
consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Company’s Board within a twelve-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve-month period. Notwithstanding the foregoing, no event shall constitute a "change-in-control" for purposes of acceleration of distributions on termination of the Officers’ Plan if it is not a "change in the ownership or effective control of the corporation," or "in the ownership of a substantial portion of the assets of the corporation," "corporate dissolution," or "with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)" within the meaning of Section 409A of the Code.
Insurance Benefits — The Company currently pays the premiums for three life insurance policies covering our Executive Chairman, the beneficiaries of which are chosen by Mr. Stack. Prior to his death, Mr. Stack may receive the cash surrender value of the policy. The Company also pays the premium for a disability insurance policy covering our Executive Chairman. For detail regarding the premiums paid by the Company for fiscal 2021, see footnote 9 of the "Summary Compensation Table" of this proxy statement.
The following table shows the estimated benefits payable to each named executive officer in the event of his or her termination of employment under various scenarios or upon a change-in-control of our Company, assuming such event took place on January 28, 2022.

	Voluntary Resignation or Termination without Cause		Involuntary Not For Cause Termination		Death		Disability		Retirement		Change-in-Control
Lauren R. Hobart
Officers’ Plan(1)	$3,062,395	(1a)	$3,062,395	(1a)	$3,062,395	(1b)	$3,062,395	(1b)	$3,062,395	(1c)	$3,062,395	(1d)
Stock Options(2)	—		—		—		—		—		—
Restricted Stock(3)	—		—		$16,897,626		$16,897,626		—		—
2019 LTIP(4)	—		—		$8,573,770	(4a)	$8,573,770	(4a)	—		$8,573,770	(4c)
2021 Performance Shares(5)	—		—		$7,564,547	(5a)	$7,564,547	(5a)	—		$7,564,547	(5c)
Navdeep Gupta
Officers’ Plan(1)	$1,588,103	(1a)	$1,588,103	(1a)	$1,796,868	(1b)	$1,796,868	(1b)	$1,588,103	(1c)	$1,796,868	(1d)
Stock Options(2)	—		—		—		—		—		—
Restricted Stock(3)	—		—		$5,621,496		$5,621,496		—		—
2019 LTIP(4)	—		—		$3,429,508	(4a)	$3,429,508	(4a)	—		$3,429,508	(4c)
2021 Performance Shares(5)	—		—		$453,926	(5a)	$453,926	(5a)	—		$453,926	(5c)
Lee J. Belitsky
Officers’ Plan(1)	$5,228,973	(1a)	$5,228,973	(1a)	$5,228,973	(1b)	$5,228,973	(1b)	$5,228,973	(1c)	$5,228,973	(1d)
Stock Options(2)	—		—		—		—		—		—
Restricted Stock(3)	—		—		$10,539,790		$10,539,790		—		—
2019 LTIP(4)	—		—		$8,573,770	(4a)	$8,573,770	(4a)	$7,794,348	(4b)	$8,573,770	(4c)
2021 Performance Shares(5)	—		—		$817,066	(5a)	$817,066	(5a)	$204,237	(5b)	$817,066	(5c)
Edward W. Stack(1)
Officers’ Plan(1)	$7,121,509	(1a)	$7,121,509	(1a)	$7,121,509	(1b)	$7,121,509	(1b)	$7,121,509	(1c)	$7,121,509	(1d)
Stock Options(2)	—		—		—		—		—		—
Restricted Stock(3)	—		—		$71,050,228		$71,050,228		—		—
Insurance Benefits(6)	—		—		$6,413,407		—	(6a)	—		—
2019 LTIP(4)	—		—		$8,573,770	(4a)	$8,573,770	(4a)	$7,794,348	(4b)	$8,573,770	(4c)
2021 Performance Shares(5)	—		—		$7,564,547	(5a)	$7,564,547	(5a)	$1,891,137	(5b)	$7,564,547	(5c)

2022 Proxy Statement	43

Executive Compensation

	Voluntary Resignation or Termination without Cause	Involuntary Not For Cause Termination	Death		Disability		Retirement	Change-in-Control
Donald J. Germano
Officers’ Plan(1)	—	—	—		—		—	—
Stock Options(2)	—	—	—		—		—	—
Restricted Stock(3)	—	—	$7,855,785		$7,855,785		—	—
2019 LTIP(4)	—	—	$8,573,770	(4a)	$8,573,770	(4a)	—	$8,573,770	(4c)
2021 Performance Shares(5)	—	—	$817,066	(5a)	$817,066	(5a)	—	$817,066	(5c)
Vlad Rak
Officers’ Plan(1)	—	—	—		—		—	—
Stock Options(2)	—	—	—		—		—	—
Restricted Stock(3)	—	—	$4,071,882		$4,071,882		—	—
2019 LTIP(4)	—	—	$3,783,510	(4a)	$3,783,510	(4a)	—	$3,783,510	(4c)
2021 Performance Shares(5)	—	—	$817,066	(5a)	$817,066	(5a)	—	$817,066	(5c)
(1)Represents the participant’s contributions and the Company’s contributions (vested and/or unvested), as described in the applicable footnote. As of January 28, 2022, all Company contributions were vested for each of our named executive officers, other than Messrs. Gupta, Rak, and Mr. Germano. For additional information regarding the Officers’ Plan, see the "Nonqualified Deferred Compensation Table" and accompanying narrative of this proxy statement.
(1a)Represents participant contributions and vested Company contributions (if any). Participant contributions are paid at the next scheduled settlement date after the termination and vested Company contributions are paid on the settlement date following the date the participants reach the age of 55.
(1b)Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum, unless the participant elected scheduled distributions had commenced at the time of the event. If scheduled distributions had commenced at the time of the event, contributions will be paid in accordance with the distribution schedule.
(1c)Represents participant contributions and vested Company contributions (if any). Participant contributions and Company contributions are paid in single lump sum, unless the participant elects scheduled distributions.
(1d)Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum on the last day of the 15th month after the month in which the event took place unless the participant elected otherwise.
(2)Upon termination of employment for any reason, unvested stock options are forfeited. Any vested portion will remain exercisable following termination for a period of 90 days other than in connection with death or disability, in which case vested stock options will remain exercisable for 12 months following termination, subject in each case to earlier termination due to expiration of the award.
(3)Represents the value of unvested time-based restricted stock and accumulated dividends that would immediately vest upon termination of employment due to death or a total and permanent disability. Upon termination for any other reason, unvested restricted stock would be forfeited. In the event of a change-in-control, the Board may authorize all outstanding awards to be assigned to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent right, restricted stock awards shall vest.
(4)Represents the value of unvested performance-based restricted stock granted under the 2019 LTIP and accumulated dividends that would become owed to the participant under a particular scenario.
(4a)Represents the value of unvested performance-based restricted stock and accumulated dividends that would be owed to the participant upon their death or permanent disability and that would vest at the end of the 2019 LTIP vesting period (i.e., April 3, 2022).
(4b)Represents the value of unvested performance-based restricted stock and accumulated dividends that would be owed to the participant upon their retirement (voluntary termination by participant on or after attainment of age 55 with a minimum of fifteen years of service) and that would vest on a pro-rated basis at the end of the 2019 LTIP vesting period (i.e., April 3, 2022).
(4c)Represents the value of unvested performance-based restricted stock and accumulated dividends that would vest within 30 days of the event.
(5)Represents the value of unvested performance shares granted on April 3, 2021 (the “2021 Performance Shares”) and accumulated dividends that would become owed to the participant under a particular scenario.
(5a)Represents the value of unvested 2021 Performance Shares and accumulated dividends that would be owed to the participant upon their death or permanent disability and that would vest at the end of the 2021 Performance Share vesting period (i.e., April 3, 2024).
(5b)Represents the value of unvested 2021 Performance Shares and accumulated dividends that would be owed to the participant upon their retirement (voluntary termination by participant on or after attainment of age 55 with a minimum of fifteen years of service) and that would vest on a pro-rated basis at the end of the 2021 Performance Share vesting period (i.e., April 3, 2024).
(5c)Represents the value of unvested 2021 Performance Shares and accumulated dividends that would vest within 30 days of the event.
(6)Our Executive Chairman is covered by three life insurance policies paid for by the Company, the beneficiaries of which are chosen by Mr. Stack (prior to his death the executive may receive the cash surrender value of the policy). If our Executive Chairman had died on January 29, 2022, the beneficiaries under said policies would have received $4,000,000, $2,413,407, and $166,586 under the policies. The Company also pays the premium for a disability insurance policy covering our Executive Chairman which provides up to $10,000 per month coverage.
(6a)Does not include the up to $10,000 per month benefit under Mr. Stack’s disability insurance discussed above.

44	DICK’S Sporting Goods, Inc.

Executive Compensation
Compensation Committee Report
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The full text of the Compensation Committee’s charter is available on the Investor Relations portion of the Company’s website (http://investors.dicks.com).
Respectfully submitted,
Members of the Compensation Committee
Larry D. Stone (Chairperson)
William J. Colombo
Larry Fitzgerald, Jr.
Desiree Ralls-Morrison
Lawrence J. Schorr

2022 Proxy Statement	45

Executive Compensation
CEO Pay Ratio
We are required by the SEC to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee. For 2021:
■The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this proxy statement, was $9,566,004; and
■The median of the annual total compensation of all employees of our Company (excluding our Chief Executive Officer) was $10,495; and
■The ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 911 to 1.
To identify the median employee, we first determined our employee population as of the last day of our fiscal year, January 29, 2022. We excluded 53 associates based in Hong Kong pursuant to the de minimis exemption under SEC regulations. Our adjusted employee population therefore consisted of 17,717 full-time, 30,350 part-time, and 2,671 temporary employees, for a total of 50,738 individuals. These totals do not include individuals that we classify as independent contractors for tax purposes.
Next, we reviewed Medicare wages for the adjusted employee population in fiscal 2021, as reported to the Internal Revenue Service on Form W-2, to determine our median employee. We did not annualize wages for teammates that were not employed with the Company for the full year. Our median employee is a part-time Apparel Sales Associate who has worked for the Company since 2020 and averaged 16 hours per week in 2021.
Once the median employee was identified, we combined all of the elements of the median employee's compensation for 2021, including bonuses earned, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in a total annual compensation of $10,495 for our median employee.
DICK’S Sporting Goods relies on part-time and temporary employees to support our stores and distribution centers, particularly during the holiday season. To that end, in addition to the required ratio above, we also provide the following supplemental information regarding the relationship of the annual total compensation of our full-time employees and the annual total compensation of our Chief Executive Officer. If part-time and temporary employees are excluded from the median annual total compensation calculation, the median annual total compensation of the remaining full-time employees is $37,281. Our median full-time employee is a Freight Flow Lead who has been with the Company for 6 years and averaged 36 hours per week in 2021. The ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median full-time employee was 257 to 1.
The pay ratio included above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC regulations permit companies to adopt a variety of methodologies, apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Consequently, the pay ratio reported by other companies, including those companies in our Retail Peer Group, may not be comparable to the pay ratio reported above.

46	DICK’S Sporting Goods, Inc.

Executive Compensation

Item 3:	Ratification of Independent Registered Public Accounting Firm

Deloitte & Touche LLP has served as our independent registered public accounting firm since 1998. For fiscal 2021, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC, and also provided tax and other services. D&T is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm, and the Audit Committee has appointed D&T as such for fiscal 2022.
Representatives of D&T will be present during the online 2022 Annual Meeting of Stockholders to respond to questions and make statements as they desire.

The Board unanimously recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal 2022.

Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
Management has primary responsibility for the Company’s financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm,
Deloitte & Touche LLP (sometimes referred to as D&T), is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities for fiscal year 2021, the Audit Committee reviewed and discussed with both Company management and the Company’s independent auditors all annual financial statements and quarterly operating results released in fiscal year 2021 prior to their issuance. During fiscal 2021, management reviewed significant accounting and disclosure issues with the Audit Committee and advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. These reviews also included discussions with the outside auditors of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also received the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and had discussions with D&T regarding its independence. The Audit Committee also received, reviewed and discussed with D&T the report required by Section 10A(k) of the Exchange Act.
Based on the reviews, discussions and disclosures referred to above, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements for the fiscal year ended January 29, 2022 in the Company’s Annual Report on Form 10-K for such fiscal year.
Members of the Audit Committee
Mark J. Barrenechea (Chairperson)
Emanuel Chirico
Anne Fink
Sandeep Mathrani

2022 Proxy Statement	47

Executive Compensation
Audit and Non-Audit Fees and Independent Public Accountants
The following table presents fees for professional audit services rendered by D&T for the audit of the Company’s annual consolidated financial statements for fiscal years 2020 and 2021 and fees billed for other services rendered by D&T for fiscal years 2020 and 2021.

	Fiscal 2020	Fiscal 2021
Audit Fees	$1,452,143	$1,423,080
Audit-Related Fees	$43,838	$214,683
Tax Fees	$129,580	$98,912
All Other Fees	$3,790	$4,615
Total All Fees	$1,629,351	$1,741,290
Audit Fees — Audit fees include fees associated with the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our quarterly financial information, and services that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, assistance with the review of registration statements filed with the SEC and consultation regarding financial accounting and/or reporting standards.
Audit-Related Fees — Audit-related fees principally included fees relating to merger and acquisition services and an employee benefit plan audit.
Tax Fees — Tax fees were for tax-related services related primarily to tax consulting and tax planning.
All Other Fees — All other fees were for accounting research subscriptions.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member. The Audit Committee has pre-approved certain non-audit services for fiscal 2022 up to $35,000 per occurrence.

48	DICK’S Sporting Goods, Inc.

Transactions with Related Persons
Our Related Person Policy & Procedures requires the Audit Committee to review transactions required to be reported under Item 404 of the SEC’s Regulation S-K. Transactions (or series of related transactions) that would generally fall within the scope of our Related Person Policy & Procedures include those in which the amount exceeds $120,000 per year, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Contributions to charitable organizations in an amount that does not exceed the greater of $1,000,000 or 2% of the charity’s annual gross revenues where a related person has an interest as a trustee, director, executive officer, volunteer or other similar position, is not considered a transaction within the Related Person Policy & Procedures, so long as the related person does not receive compensation for their role at the charity.
Transactions are presented to the Audit Committee for approval before they are entered into or, if this is not possible, for ratification after the transaction has been entered into. The Audit Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company and its stockholders. Information regarding potential related party transactions is obtained through self-reporting, including through submission of annual director and executive officer questionnaires and through review of Company records.
The Audit Committee reviewed and approved or ratified the transactions set forth below in accordance with the terms of our Related Person Policy & Procedures.
We have entered into an arrangement with a third party aircraft management company pursuant to which we have the ability to charter aircraft for business use (the "Charter Arrangement"). Edward W. Stack owns the aircraft utilized under the Charter Arrangement through a solely owned limited liability company and has a lease agreement with a management company under which the management company operates and maintains the aircraft, hires pilots and other staff for flight operations, and also may act to charter the aircraft for use by third parties.
The Charter Arrangement provides us with the right to use the aircraft on a flight available basis for 225 hours per year. In 2021, we used the aircraft for approximately 299 hours. Under the Charter Arrangement, we pay the management company a monthly rental fee that is increased annually between 3% and 5%, based on the consumer price index, and an hourly charter rate equal to the actual incurred operating expenses. During fiscal 2021, we paid the management company $6,207,759 in connection with the use of aircraft owned by Mr. Stack. The Charter Arrangement may be terminated under certain conditions and terminates automatically if the management company no longer has the right to operate the aircraft under its lease with Mr. Stack.
In January 2022, the Audit Committee authorized an amendment to the Charter Arrangement to substitute a new aircraft to be acquired by Mr. Stack. We expect the substitute aircraft to become available in 2023 and that we will have the right to use the aircraft on a flight available basis for 325 hours per year. We estimate the first twelve months of payments under the Charter Arrangement after the arrival of the substitute aircraft will be approximately $9,300,000.
In 2021 the Company paid $320,108 to South Hills Landscaping & Excavating, Inc. (“South Hills”) for all-seasons landscaping services at the Company’s Customer Support Center and surrounding areas, pursuant to a three-year agreement entered into in 2020. South Hills is owned by Darren Davis, the brother-in-law of Edward W. Stack. We engaged South Hills in the ordinary course of business and on terms comparable to those offered by non-related third parties. The existing agreement may be terminated by the Company at any time without penalty upon thirty days’ written notice to South Hills or under the other conditions for termination set forth therein.
During 2021, we leased a store location from Stack Associates, LLC, a New York limited liability company established by the estate of Richard “Dick” Stack, our founder and father of Edward W. Stack. Our monthly lease payment for the location is $20,000, and we paid $240,000 under the lease in fiscal 2021. The term of the lease ends April 2026.
Tim Myers, the brother-in-law of our Executive Chairman, received compensation totaling $130,842 in 2021 consisting of salary and bonus and received health and welfare benefits on the same basis as other eligible teammates at similar positions.

2022 Proxy Statement	49

Other Information
Stock Ownership
The following table contains information regarding the beneficial owners of 5% or more of our outstanding common stock (including our Class B common stock, as it is convertible into our common stock at any time) as of April 18, 2022, excluding members of our Board of Directors and their affiliates.
A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities if that person has the right to acquire beneficial ownership of the underlying shares within 60 days of the date that beneficial ownership is calculated, including through the exercise or conversion of such options or convertible securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock(1)	Percentage of Class B Common Stock(1)
Common Stock	FMR, LLC 245 Summer Street Boston, MA 02210	9,468,891	(2)	15.00%	—
Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	6,840,790	(3)	10.90%	—
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,338,074	(4)	8.49%	—
Common Stock	Lone Pine Capital LLC Two Greenwich Plaza, Greenwich, Connecticut 06830	3,364,114	(5)	5.30%	—
(1)    Ownership information is as reported by the stockholder in its most recently filed Schedule 13G filing.
(2)    Share ownership amounts are based on figures set forth in Amendment 2 to Schedule 13G filed by FMR, LLC on February 8, 2022. Of the shares beneficially owned, FMR, LLC has sole power to vote with respect to 1,734,602 shares and sole power to direct disposition with respect to 9,468,891 shares. FMR, LLC is a parent holding company for the following subsidiaries that own shares of our common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company, and Strategic Advisors LLC.
(3)    Share ownership amounts are based on figures set forth in Amendment No. 10 to Schedule 13G filed by BlackRock, Inc. on January 10, 2022. Of the shares beneficially owned, BlackRock, Inc. has sole power to vote with respect to 6,599,973 shares and sole power to direct disposition with respect to 6,840,790 shares. BlackRock, Inc. is a parent holding company for the following subsidiaries that own shares of our common stock: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Alperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co. Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxemborg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd.
(4)    Share ownership amounts are based on figures set forth in Amendment No. 9 to Schedule 13G filed by The Vanguard Group on February 9, 2022. Of the shares beneficially owned, The Vanguard Group has sole power to vote with respect to 0 shares, shared power to vote with respect to 36,484 shares, sole power to direct disposition with respect to 5,246,162 shares, and shared power to direct disposition with respect to 91,912 shares.
(5)    Share ownership amounts are based on figures set forth in Schedule 13G filed by Lone Pine Capital LLC on January 25, 2022. Of the shares beneficially owned, Lone Pine Capital LLC has shared power to vote with respect to 3,364,114 shares and shared power to direct disposition with respect to 3,364,114 shares.

50	DICK’S Sporting Goods, Inc.

Other Information
The following table reflects the number of shares of our common stock and Class B common stock beneficially owned (unless otherwise indicated) by (i) our named executive officers listed in the “Summary Compensation Table” of this proxy statement, (ii) our directors and nominees and (iii) all of our directors and executive officers (including those who are not “named executive officers”) as a group, as of April 18, 2022.
A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible, or that will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated, which, for the purposes of the table below, is April 18, 2022. Except as otherwise noted, the beneficial owners listed have sole voting and/or investment power with respect to the shares shown.
As of April 18, 2022, there were 58,052,268 shares of common stock issued and outstanding and 23,620,633 shares of Class B common stock issued and outstanding.

Named Executive Officers, Directors and Nominees	Shares Beneficially Owned
	Number				Percent
	Common Stock		Class B Common Stock		Common Stock(1)	Class B Common Stock(1)	Voting Power
Edward W. Stack	2,346,180	(2)	13,706,444	(3)	3.97%	58.03%	47.20%
Lauren R. Hobart	506,969	(4)	—		*	—	*
Navdeep Gupta	117,660	(4)	—		*	—	*
Lee J. Belitsky	309,712	(4)	—		*	—	*
Donald J. Germano	135,741	(4)	—		*	—	*
Vlad Rak	77,404	(4)	—		*	—	*
Mark J. Barrenechea	19,918	(5)	—		*	—	*
Emanuel Chirico	122,882	(5)	—		*	—	*
William J. Colombo	162,325	(6)	8,959,378	(7)	*	37.93%	30.50%
Anne Fink	15,513	(5)	—		*	—	*
Larry Fitzgerald, Jr.	6,225	(5)	—		*	—	*
Sandeep Mathrani	4,810	(5)	—		*	—	*
Desiree Ralls-Morrison	4,810	(5)	—		*	—	*
Lawrence J. Schorr	84,909	(5)	—		*	—	*
Larry D. Stone	139,797	(5)	—		*	—	*
All Directors and Executive Officers as a group (17 persons total)	4,149,942	(8)	22,665,822		6.97%	95.96%	78.04%
*    Percentage of shares of common stock or Class B common stock beneficially owned does not exceed one percent (1%).
(1)    Percentage of shares of common stock and Class B common stock beneficially owned are each calculated on a class-basis.
(2)    Includes 1,108,361 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 18, 2022 and 548,045 shares of restricted stock subject to vesting.
(3)    Pursuant to a Memorandum of Understanding (“MOU”) dated March 2, 2009, Mr. Stack’s former spouse holds 3,990,630 shares of Class B common stock, which are included in the number of shares owned by Mr. Stack for purposes of this table, as he retains voting but not dispositive power with respect to such shares.
(4)    Includes shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 18, 2022 with respect to the following: 190,308 held by Ms. Hobart; 22,388 held by Mr. Gupta; 86,084 held by Mr. Belitsky; 44,472 held by Mr. Germano; and 10,011 held by Mr. Rak. Also includes shares of restricted stock subject to vesting with respect to the following: 194,244 held by Ms. Hobart, 47,121 held by Mr. Gupta; 77,224 held by Mr. Belitsky; 66,323 held by Mr. Germano; and 48,260 held by Mr. Rak.
(5)    Includes shares of restricted stock subject to vesting held by the following: 4,521 held by Messrs. Chirico, Barrenechea, Schorr, and Stone; 5,847 held by Ms. Fink; 3,974 shares held by Mr. Fitzgerald, Jr.; and 3,208 shares held by Mr. Mathrani and Ms. Ralls-Morrison.
(6)     Includes 4,521 shares of restricted stock subject to vesting and 800 shares held by Mr. Colombo’s child. Mr. Colombo disclaims beneficial ownership of the shares held by his child, and the inclusion of such shares should not be deemed an admission that Mr. Colombo is the beneficial owner of such shares.
(7)     These shares of Class B common stock are held by trusts for the benefit of Mr. Stack’s children, for which Mr. Colombo serves as trustee. As trustee, Mr. Colombo has voting and dispositive power over the Class B common stock held in the trusts (but no pecuniary interest), as outlined in the irrevocable trust agreements governing the terms of the trusts.
(8)    Includes 1,479,982 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 18, 2022 and 1,072,359 shares of restricted stock subject to vesting.

2022 Proxy Statement	51

Other Information
Delinquent Section 16(a) Reports
The Company’s directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations from our directors and executive officers, we believe that all of our directors and executive officers complied during fiscal 2021 with the reporting requirements of Section 16(a) of the Exchange Act.
Hedging Prohibition
Our insider trading policy guidelines acknowledge that hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own our common stock obtained through benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, our directors, employees, contractors and consultants (collectively, our teammates) to whom our policy applies, may no longer have the same objectives as our other stockholders. As such, the Company’s named executive officers and directors are strictly prohibited from engaging in such transactions, and the remaining teammates subject to the policy are strongly discouraged from engaging in such transactions. Transactions involving a broad-based index or a broad-based fund that include Company securities in addition to securities of other companies, including, for example, transactions involving exchange funds pursuant to which an insider divests Company securities, are not considered hedging transactions under our policy. Any teammate not prohibited from entering into such an arrangement must first submit the proposed transaction for approval by our General Counsel at least two weeks prior to the proposed transaction.
Code of Ethics and Business Conduct
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, and a separate Code of Ethics and Business Conduct for our directors. Both Codes of Ethics and Business Conduct are available on the Investor Relations portion of our website (http://investors.dicks.com) and are available in print to any Company stockholder upon request. We intend to post on our website substantive amendments to or waivers from our Codes of Ethics and Business Conduct to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer or directors.
Communications with Directors
Stockholders and other parties interested in communicating directly with the Board, the presiding Lead Director or the non- management directors as a group may do so by writing to the Board of Directors or presiding Lead Director (as the case may
be), c/o General Counsel, DICK’S Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or sending an e-mail to the Legal Department’s attention at investors@dcsg.com. Upon receipt of letters addressed to the Board or non-management members of the Board, the Governance & Nominating Committee has instructed the General Counsel to (i) review the correspondence, (ii) regularly forward to the Board a summary of all such correspondence addressed to the Board, and (iii) regularly forward to the presiding Lead Director copies of all such correspondence that is addressed to or (determined to be) intended for the presiding Lead Director or the non-management directors as a group or that otherwise requires their attention. Directors may at any time review correspondence that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

52	DICK’S Sporting Goods, Inc.

Other Information
Additional Information
Other Matters. As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2022 Annual Meeting other than the items referred to herein. If any other matter is properly brought before the 2022 Annual Meeting for action by our stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify either (i) your broker if your shares are held in a brokerage account or (ii) us if you hold registered shares. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to the attention of Investor Relations, DICK’S Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or calling us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and wish to request delivery of a single copy of mailed materials if you currently receive multiple copies.
Advance Notice Procedures. Under our bylaws, no business may be presented by any stockholder before an Annual Meeting, including the nomination of a director or group of directors, unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary, Legal Department, DICK’S Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108, containing certain information specified in our bylaws about the stockholder and the proposed action or proposed nominee(s), at least 150 days prior to the anniversary date of the preceding year’s Annual Meeting — that is, with respect to the 2023 Annual Meeting, by January 16, 2023. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, as discussed below.
Stockholder Proposals for Inclusion in the Company’s Proxy Materials Relating to the 2023 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the Annual Meeting of Stockholders in 2023 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, such proposals must be received by the Company not less than 120 calendar days before the anniversary date of the Company’s delivery of its proxy statement materials to stockholders in connection with the previous year’s Annual Meeting. Therefore, for the 2023 Annual Meeting, such proposals must be received by the Company no later than January 4, 2023. Proposals should be sent to the attention of the Corporate Secretary, Legal Department, DICK’S Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108.
Proxy Solicitation and Costs. The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

2022 Proxy Statement	53

About the Meeting
In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.
It is anticipated that the Notice will first be sent to stockholders, and this proxy statement and the form of proxy relating to our 2022 Annual Meeting will first be made available to stockholders, on or about May 6, 2022. In accordance with SEC rules, the website www.proxyvote.com/dks provides complete anonymity with respect to the stockholders accessing the website.
Who Is Entitled To Vote At The Annual Meeting?
Only stockholders of record at the close of business on April 18, 2022, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.
What Are the Voting Rights of the Holders of DICK’S Sporting Goods, Inc. Common Stock and Class B Common Stock?
Holders of our common stock and Class B common stock have identical rights, except that holders of our common stock are entitled to one (1) vote for each share held of record and holders of our Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of our common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.
Who Can Attend The Annual Meeting?
All common stockholders and Class B common stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting via the Internet by logging in to the website http://www.virtualshareholdermeeting.com/DKS2022 using the 16-digit control number included in your Notice, on your proxy card or on any additional voting instructions accompanying these proxy materials. You will be able to vote your shares electronically and submit questions online during the Annual Meeting. If you do not have a 16-digit voter control number, you will be able to listen to the meeting only by registering as a guest and will not be able to vote or submit questions during the meeting. The meeting website will be available beginning at 7:15 a.m. ET on the date of the Annual Meeting. We recommend stockholders log in a few minutes before the Annual Meeting to ensure they are logged in when the Annual Meeting starts.
Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you may need to follow additional instructions provided by your broker in order to vote your shares and submit questions during the Annual Meeting.
What Constitutes A Quorum?
The presence at the Annual Meeting, in person or by proxy, of holders of record of issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, which permits business to be conducted at the Annual Meeting. As of the record date, 58,052,268 shares of common stock representing the same number of votes and 23,620,633 shares of Class B common stock representing 236,206,330 votes were issued and outstanding. Thus, the presence in person or by proxy of the holders of common stock or Class B common stock or a combination thereof representing at least 147,129,299 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting to establish a quorum.

54	DICK’S Sporting Goods, Inc.

About the Meeting
How Do I Vote?
The voting process depends on whether you hold your shares in your own name (as the “record holder”) or beneficially in street name.
Record Holders
If you hold shares in your own name, you can cast your vote in one of the following ways:

follow the instructions on the website www.proxyvote.com/dks;

call 1-800-690-6903 and follow the instructions provided;

if you received a proxy card in the mail, complete and return the paper proxy card to the Company; or

attend the 2022 Annual Meeting of Stockholders via the Internet and follow the on-screen instructions.
Beneficial Owners
If your shares are held in street name (by a broker, bank, or other nominee), you are considered a “beneficial owner.” If you receive a voting instruction form (“VIF”), your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. If you wish to vote virtually via the Internet at the Annual Meeting, you should follow the instructions provided by your record holder (broker, bank, or other nominee).
How Do I Request Paper Copies Of The Proxy Materials?
The Notice sets forth how you may request a paper copy of the proxy statement and accompanying proxy card, including:

by following the instructions at www.proxyvote.com/dks;

by following the instructions for a paper copy after calling 1-800-579-1639; or

by sending a blank e-mail to sendmaterial@proxyvote.com containing your control number (located on your Notice) in the subject line.
Can I Change or Revoke My Vote After I Vote Online or Return My Proxy Card?
Yes. You may revoke or change your vote at any time before the polls close at the Annual Meeting by voting again by telephone or the Internet; by delivering to the Corporate Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a date later than the proxy being revoked; or by attending the Annual Meeting via the Internet and following the on-screen voting instructions or requesting that your previously granted proxy be revoked. Attendance at the Annual Meeting via the Internet will not by itself revoke a previously granted proxy.
What Vote Is Required To Approve Each Item?
Proposal 1 - Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

2022 Proxy Statement	55

About the Meeting
Other Proposals. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for (i) Proposal 2 - to approve, on a non-binding advisory basis, the compensation of our named executive officers for 2021 and (iii) Proposal 3 - to ratify the  appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022.
With respect to Say-on-Pay, as an advisory vote this proposal is non-binding on the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.
Treatment of Abstentions and Broker Non-Votes. An “abstain” vote is considered as present for the purposes of determining whether a quorum exists. Under Delaware law, abstentions are not considered votes cast either for or against a proposal; however, because Proposal 1, the election of directors, requires the affirmative vote of a plurality of the votes cast, and each of Proposal 2, the advisory vote on the compensation of our named executive officers and Proposal 3, ratification of the appointment of Deloitte & Touche LLP, requires the affirmative vote of the holders of a majority of the votes cast in order to be approved, abstentions will not have any effect on the outcome of those three proposals presented at the Annual Meeting.
A “broker non-vote” occurs if your shares are registered in “street name” and you do not provide the record holder of your shares with voting instructions on any matter as to which, under the applicable NYSE rules, a broker may not vote without instructions from you. As is the case with abstentions, shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists. Under Delaware law, broker non-votes are not considered votes cast either for or against a proposal. Therefore, a broker non-vote will not have any effect on the outcome of the proposals presented at the Annual Meeting.

56	DICK’S Sporting Goods, Inc.

Appendix A
Non-GAAP Financial Measures
In addition to reporting the Company's financial results calculated in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP earnings per diluted share, non-GAAP income before taxes ("EBT"), non-GAAP income before taxes as a percentage of Net Sales ("EBT Margin") and non-GAAP diluted shares outstanding. Management believes that excluding non-cash debt discount amortization from its convertible senior notes and including the share impact from the convertible note hedge is useful to investors because it provides a more complete view of the economics of the transaction. Management also believes non-GAAP financial measures provide investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance, and management’s annual incentive compensation is derived, in part, on non-GAAP EBT. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below.
Earnings per diluted share vs. Non-GAAP earnings per diluted share:

	Fiscal 2021 52 Weeks Ended January 29, 2022
	Income from operations	Interest expense	Income before income taxes	Net income	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$2,034,503	$57,839	$1,994,438	$1,519,871	109,578	$13.87
% of Net Sales	16.55%	0.47%	16.22%	12.36%
Convertible senior notes	—	(30,794)	30,794	22,788	(11,332)
Non-GAAP Basis	$2,034,503	$27,045	$2,025,232	$1,542,659	98,246	$15.70
% of Net Sales	16.55%	0.22%	16.47%	12.55%
Fiscal 2021 included $30.8 million of non-cash amortization of the debt discount on $575 million of convertible senior notes due 2025 (“Convertible Senior Notes”) issued in 2020, and 11.3 million diluted shares that will be offset at settlement by shares delivered from the convertible note hedge purchased in connection with their issuance. The provision for income taxes for the aforementioned adjustments were calculated at 26%, which approximated the Company's blended tax rate.

	Fiscal 2020 52 Weeks Ended January 30, 2021
	Income from operations	Interest expense	Income before income taxes	Net income	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$741,477	$48,812	$711,735	$530,251	92,639	$5.72
% of Net Sales	7.74%	0.51%	7.43%	5.53%
Convertible senior notes	—	(21,581)	21,581	15,970	(3,460)
Non-GAAP Basis	$741,477	$27,231	$733,316	$546,221	89,179	$6.12
% of Net Sales	7.74%	0.28%	7.65%	5.70%
Fiscal 2020 included $21.6 million of non-cash amortization of the debt discount on the Convertible Senior Notes, and 3.5 million diluted shares that will be offset at settlement by shares delivered from the convertible note hedge purchased in connection with their issuance. The provision for income taxes for the aforementioned adjustments were calculated at 26%, which approximated the Company's blended tax rate.

2022 Proxy Statement	57

EVERY SEASON STARTS AT

345 Court Street
Coraopolis, PA 15108

www.dickssportinggoods.com

EVERY SEASON STARTS AT DICK'S SPORTING GOODS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com/dks** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, June 13, 2022. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DKS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions on the screen.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, June 13, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D81100-P70524 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DICK'S SPORTING GOODS, INC.

The Board of Directors recommends you vote FOR the following Directors:

Nominees:	For	Withhold
1a. Mark J. Barrenechea	☐	☐
1b. Emanuel Chirico	☐	☐
1c. William J. Colombo	☐	☐
1d. Anne Fink	☐	☐
1e. Sandeep Mathrani	☐	☐
1f. Desiree Ralls-Morrison	☐	☐
1g. Larry D. Stone	☐	☐

The Board of Directors recommends you vote FOR each of proposals 2 and 3.	For	Against	Abstain
2. Non-binding advisory vote to approve compensation of named executive officers for 2021, as disclosed in the Company's 2022 proxy statement.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2022.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any postponement or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/dks.

D81101-P70524

DICK'S SPORTING GOODS, INC.
Annual Meeting of Stockholders
June 15, 2022 7:30 AM, Eastern Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Navdeep Gupta and John E. Hayes, III, or either of them, to act as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of DICK'S SPORTING GOODS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM, Eastern Time on June 15, 2022, by means of remote communication via the Internet, at www.virtualshareholdermeeting.com/DKS2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated herein.

Continued and to be signed on reverse side